
                                                                    EXHIBIT 99.2



                                                                  EXECUTION COPY



                      WAREHOUSE FACILITY CREDIT AGREEMENT



                          DATED AS OF OCTOBER 7, 1994



                                     among



             KMART CORPORATION AND THE OTHER BORROWERS HEREUNDER,



                             BANKERS TRUST COMPANY,
                            As Documentation Agent,



                                      and



                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





                                  $500,000,000




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                               TABLE OF CONTENTS

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                                                            ARTICLE I


                                               DEFINITIONS AND ACCOUNTING TERMS   . . . . . . . . . . .      1
Section 1.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

Section 1.2    Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23

Section 1.3    Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24

                                                            ARTICLE II

                                             LOAN PROVISIONS  . . . . . . . . . . . . . . . . . . . . .     24

Section 2.1    Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24

Section 2.2    Obligations; Notes; Loan Register; Waiver;
               Application of Initial Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28

Section 2.3    Allocation of Total Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32

Section 2.4    Terms of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33

Section 2.5    Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33

Section 2.6    Conversion and Continuation Elections for
               Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34

Section 2.7    Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36

Section 2.8    Computation of Fees and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . .     38

Section 2.9    Mandatory Reduction of the Commitments . . . . . . . . . . . . . . . . . . . . . . . . .     39

Section 2.10   Voluntary Reduction of the Total Commitment  . . . . . . . . . . . . . . . . . . . . . .     40

Section 2.11   Voluntary Prepayments of the Loan Obligations  . . . . . . . . . . . . . . . . . . . . .     40

Section 2.12   Mandatory Prepayment of the Loan Obligations . . . . . . . . . . . . . . . . . . . . . .     41

Section 2.13   Other Provisions With Respect to Prepayments . . . . . . . . . . . . . . . . . . . . . .     41

Section 2.14   Order of Prepayments and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .     42

Section 2.15   Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42

Section 2.16   Responsibility for Making Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43

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Section 2.17      Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43

Section 2.18      Payments by the Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44

Section 2.19      Payments by the Banks to the Documentation
                  Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45

                                                           ARTICLE III

                                            TAXES, YIELD PROTECTION AND ILLEGALITY  . . . . . . . . .      46

Section 3.1       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46

Section 3.2       Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . .      49

Section 3.3       Increased Costs; Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . .      50

Section 3.4       Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      51

Section 3.5       Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52

Section 3.6       Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52


                                                            ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .      52

Section 4.1       Representations and Warranties of the
                  Non-Kmart Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52

                                                            ARTICLE V

                                                      COVENANTS . . . . . . . . . . . . . . . . . . .      58

Section 5.1       Affirmative Covenants of each Non-Kmart
                  Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58

Section 5.2       Negative Covenants of each Non-Kmart Borrower . . . . . . . . . . . . . . . . . . .      61

Section 5.3       Affirmative Covenants of the Kmart Borrower . . . . . . . . . . . . . . . . . . . .      61

Section 5.4       Negative Covenants of the Kmart Borrower  . . . . . . . . . . . . . . . . . . . . .      64

                                                            ARTICLE VI

                                       CONDITIONS OF CREDIT . . . . . . . . . . . . . . . . . . . . .      66

Section 6.1       Conditions Precedent to Occurrence of the
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                  Closing Date and Effectiveness of Agreement . . . . . . . . . . . . . . . . . . . . . .   66

Section 6.2       Conditions Precedent to Effectiveness of
                  Agreement as to any Non-Kmart Borrower  . . . . . . . . . . . . . . . . . . . . . . . .   68

Section 6.3       Conditions Precedent to any Project Borrowing . . . . . . . . . . . . . . . . . . . . .   70

Section 6.4       Conditions Precedent to All Borrowings (other
                  than a Roll-over Borrowing) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

Section 6.5       Conditions Precedent to All Roll-Over
                  Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

                                                           ARTICLE VII

                                                         EVENTS OF DEFAULT  . . . . . . . . . . . . . . .   71

Section 7.1       Guarantor Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

Section 7.2       Borrower Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

                                                           ARTICLE VIII

                                                         THE DOCUMENTATION AGENT. . . . . . . . . . . . .   77

Section 8.1       Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

Section 8.2       Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

Section 8.3       Rights, Exculpation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

Section 8.4       Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

Section 8.5       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

Section 8.6       The Documentation Agent Individually  . . . . . . . . . . . . . . . . . . . . . . . . .   79

Section 8.7       Resignation by the Documentation Agent  . . . . . . . . . . . . . . . . . . . . . . . .   80

                                                            ARTICLE IX

                                                          MISCELLANEOUS . . . . . . . . . . . . . . . . .   81

Section 9.1       Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

Section 9.2       Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

Section 9.3       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82





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Section 9.4     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83

Section 9.5     Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83

Section 9.6     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84

Section 9.7     Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85

Section 9.8     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85

Section 9.9     Assignments, Participations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85

Section 9.10    Confirmations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88

Section 9.11    Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88

Section 9.12    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89

Section 9.13    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89

Section 9.14    No Third Parties Benefited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89

Section 9.15    Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    89

Section 9.16    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90

Section 9.17    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90

Section 9.18    Borrower Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90

Section 9.19    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90

Section 9.20    Termination of Existing Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .    91

                                    Exhibits

Exhibit  A   -  Form of Additional Borrower Agreement
Exhibit  B   -  Form of Assignment
Exhibit  C   -  Form of Notice of Borrowing
Exhibit  D   -  Form of Notice of Conversion/Continuation
Exhibit  E   -  Form of Note
Exhibit  F   -  Form of Allocation Request
Exhibit  G   -  Form of Notice of Swingline Borrowing





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                                   Schedules

Schedule 1.1(a) -  Existing Facilities
Schedule 1.1(b) -  Commitments; Lending Offices
Schedule 4.2(c) -  Consents and Approvals
Schedule 5.4(c) -  Liens


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                     WAREHOUSE FACILITY CREDIT AGREEMENT



        This WAREHOUSE FACILITY CREDIT AGREEMENT, dated as of October 7, 1994, among the Borrowers (as hereinafter defined), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders hereunder (collectively, the "Banks," and each individually, a "Bank") and Bankers Trust Company, as Documentation Agent.



                              W I T N E S S E T H

        WHEREAS, the Borrowers have requested the Banks to make loans to one or more of the Borrowers in an aggregate principal amount not to exceed Five Hundred Million Dollars ($500,000,000) to be used to refinance construction loans used to acquire real estate and construct buildings and other improvements thereto, and, in addition, the Kmart Borrower (as hereinafter defined) has requested the Banks to make loans for other corporate purposes; and



        WHEREAS, the Banks are willing to extend commitments to make loans to the Borrowers for the purposes specified above and on the terms and subject to the conditions set forth herein;



        NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and in the Guaranty (as hereinafter defined), the parties hereto agree as follows:



                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

       Section 1.1 Definitions. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:



        "Additional Borrower Agreement" means an Additional Borrower Agreement in the form of Exhibit A hereto.


        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any Bank be deemed an "Affiliate" of any Borrower.



         "Agent-Related Persons" means BT and any successor agent under Section 8.7, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Agreement" means this Warehouse Facility Credit Agreement, as amended, restated, supplemented or modified from time to time.

         "Allocation Request" has the meaning assigned to that term in Section 2.3.

         "APUC" means a written agreement to purchase a Project upon completion between an Eligible Borrower and Kmart Corporation.



        "Arrangers" means BT and BA Securities, Inc.

        "Assignee" has the meaning specified in Section 9.9(a).

        "Assignment" means a written assignment agreement in favor of the Documentation Agent for the benefit of the Banks, and in substantially the form of Exhibit B hereto duly completed, of a Borrower's interest in (a) the APUC which relates to a Project, and (b) all rents and profits with respect to such Project.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

         "Average One-Month LIBOR" means the rate of interest per annum determined by the Documentation Agent to be equal to the sum of the one month LIBOR in effect on each day of the calendar month then ended divided by the number of days of such calendar month.


         "Bank" and "Banks" means any or all, as the case may be, of the banks listed in Schedule 1.1(b) hereof and any entity which becomes a Bank pursuant to Section 9.9.


         "Bank Affiliate" means a Person engaged primarily in the business of commercial banking that is an Affiliate of a Bank and (i) is organized under the laws of the United States, or any state thereof, or (ii) is organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and is acting through a branch or agency located in the United States.

        "Board" means the Board of Governors of the Federal Reserve System.

        "Borrower" means the Kmart Borrower and any Eligible Borrower as to which an Additional Borrower Agreement shall, after the date of this Agreement, have been delivered to the Documentation Agent, duly executed by such Eligible Borrower, the Guarantor and the Documentation Agent on behalf of the Banks and shall have become effective in accordance with its terms, until such time, if any, as such Borrower shall have satisfied the conditions set forth in Section 9.18, and "Borrowers" means all of the foregoing.





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         "Borrower Event of Default" has the meaning assigned to that term in Section 7.2.

         "Borrower Termination Agreement" means an agreement by and between the Documentation Agent and a Borrower on terms satisfactory to the Documentation Agent to be executed and delivered following the payment in full of all Obligations of such Borrower.

        "Borrowing" means a borrowing hereunder, consisting of Loans of the same Type made to a Borrower on the same day by the Banks pursuant to Article I.

        "Borrowing Date" means a date on which a Borrowing is made hereunder.

        "Bridge Agreements" has the meaning assigned to that term in Section 2.2(e).

        "Bridge Borrowers" has the meaning assigned to that term in Section 2.2(e).

        "Bridge Notes" has the meaning assigned to that term in Section 2.2(e).


        "BT" means Bankers Trust Company, a New York banking corporation.


        "Business Day" means a day on which the Documentation Agent is open in New York, New York at its address specified in or for the purposes of this Agreement for the purpose of conducting commercial banking business, and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings in Dollars are carried on in the London interbank market.


        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank.


         "CD Rate" means the arithmetic average (rounded upward to the nearest 1/100th of 1%) of the consensus bid rates determined by each Reference Bank as the sum of (x) the bid rates per annum, at 10:00 a.m. (New York City time) on the first day of the Interest Period to be applicable, of two or more New York or Chicago, as the case may be, certificate of deposit dealers of recognized standing selected by such Reference Bank in New York or Chicago, as the case may be, for certificates of deposit of such Reference Bank in an amount approximately comparable to the principal amount of the CD Rate Loan for such Reference Bank and with a maturity equal to the Interest Period applicable to such CD Rate Loan, provided that if any Reference Bank fails to provide the Documentation Agent with

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its aforesaid rate then the CD Rate shall equal the arithmetic average of the rates provided to the Documentation Agent by the other Reference Bank or Banks, such average rate to be grossed up in accordance herewith for the maximum cost of reserves applicable to certificates of deposit under Regulation D of the Federal Reserve Board by dividing the same by a percentage equal to 100% minus the maximum rate of all reserve requirements (expressed as a percentage) as specified in Regulation D (including any marginal, emergency, supplemental, special or other reserves) that for the date the CD Rate is being determined would be applicable during the Interest Period to a negotiable certificate of deposit of such Reference Bank in excess of $100,000 and with maturity period equal to such Interest period, plus (y) the then daily net annual assessment payable to the Federal Deposit Insurance Corporation for insuring such Certificate of Deposit by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory sub-group "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. Section 327.3(d)).



         "CD Rate Loan" means any Loan that bears interest at a rate determined with reference to the CD Rate.


        "Closing Date" means the date on which all conditions precedent set forth in Sections 6.1 are satisfied or waived by all Banks.


         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.


        "Commitment" means, with respect to any Bank, such Bank's aggregate commitment to make Loans to the Borrowers hereunder in the principal amount set forth opposite such Bank's name in Schedule 1.1(b) (or any supplement thereto) under the caption "Amount of Commitment".


         "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of Kmart Corporation, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary and any changes after the Closing Date in the foreign currency translation adjustment account as presented in Kmart Corporation's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.


         "Contaminant" means any waste, pollutant (as that term is defined in 42 U.S.C. 9601(33) or in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6901), radioactive material, special waste,

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petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.



         "Continuation Date" has the meaning set forth in Section 2.6.

         "Contract Documents" has the meaning specified in Section 9.6.

         "Controlled Group" means the Kmart Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Kmart Borrower pursuant to Sections 414(b), (c), (m) or (o) of the Code.


        "Conversion Date" means any date on which Kmart Corporation, (which the Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose) acting as agent for the Borrowers hereunder, elects to convert one Type of Loan to another Type of Loan.


         "Credit Exposure" has the meaning assigned to that term in
Section 9.9 (c).

         "Debt Rating" means the rating assigned to the Guarantor's senior unsecured debt as publicly announced by Moody's or S&P, as the case may be.


         "Default Rate" has the meaning assigned to such term in
Section 2.7(f).


         "Deposited Monies" has the meaning assigned to that term in Section
2.13.



        "Dollars", "dollars" and "$" each mean lawful money of the United
States.


        "Documentation Agent" means BT in its capacity as documentation agent for the Banks hereunder, and any successor agent in such capacity.

        "EBITDAR" means, for any applicable period, for Kmart Corporation the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated
Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis any extraordinary gains (or plus extraordinary losses) for such period, minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarter period ending in October, 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of Kmart Corporation's fiscal year ending January 26, 1994.

         "Eligible Assignee" means (i) a commercial bank or other financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000); (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate.

         "Eligible Borrower" means any of (a) Kmart Corporation, and (b) any other Person which (i) has been designated as an Eligible Borrower in a writing executed by the Guarantor and delivered to the Documentation Agent,
(ii) has executed an APUC with the Guarantor with respect to a Project in form and substance reasonably satisfactory to the Documentation Agent, and (iii) owns the real estate and improvements thereon comprising the Project which is subject to such APUC.

         "Environmental Lien" means a Lien in favor of any governmental authority for (a) any liability under federal or state environmental laws or regulations, or (b) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.

        "ERISA" means the Employee Retirement income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

         "Existing Facilities" means the bilateral lines of credit with the institutions and in the amounts set forth on Schedule 1.1(a).

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) in the weekly statistical release designated as H.15 (519), or any successor publication, by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Documentation Agent from three (3)

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Federal funds brokers of recognized standing selected by the Documentation
Agent.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantor" means Kmart Corporation, a Michigan corporation.

         "Guarantor Event of Default" has the meaning assigned to that term in
Section 7.1.

         "Guaranty" means that certain Guaranty Agreement dated the date hereof made by Guarantor in favor of Documentation Agent and the Banks.

         "Guaranty Obligation" means, as applied to any Person, any obligation, direct or indirect, of that Person guaranteeing any Indebtedness of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                 (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                 (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

 provided, that the term Guaranty Obligation shall not include:

                 (a) endorsements for collection or deposit in the ordinary course of business;

                 (b) obligations that are not required in accordance with GAAP to be included in the financial statements of such Person or the footnotes thereto; or

                 (c) "unconditional purchase obligations" (including take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time.

        "Indebtedness" of any Person means at any date without duplication,

                 (a)  all obligations of such Person for borrowed money;

                 (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                 (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other expenses and accounts payable arising in the ordinary course of business;

                 (d) all reimbursement obligations with respect to letters of credit (other than "Letters of Credit" and "LC Obligations" under the credit agreement described in clause (c) of the definition of Other Credit Facilities) and bankers I acceptances except ordinary trade credits;

                 (e) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person;

                 (f) all obligations (to the extent capitalized for accounting purposes) of such Person as lessee under any lease of any property by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; and

                 (g) all Guaranty Obligations of such Person.

         "Indemnified Person" has the meaning specified in Section 9.6.

        "Initial Borrowing" means the first Borrowing by any Borrower under this Agreement.

        "Initial Borrowing Date" means the date of the Initial Borrowing.

         "Initial Loan" means the first Loan made by the Banks under this Agreement.

        "Initial Note" has the meaning assigned to that term in Section 2.2(b).

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

         "Interest Payment Date" means, with respect to any LIBOR Loan or CD Rate Loan, the last day of each Interest Period applicable to such Loan, with respect to any Reference Rate Loan, the last Business Day of each calendar quarter and the Termination Date, and with respect to any Swingline Loan, the last day of each calendar month and the Termination Date; provided, that if any Interest Period for a LIBOR Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

         "Interest Period" means: (a) with respect to any LIBOR Loan, the period commencing on the Business Day the LIBOR Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a LIBOR Loan) and ending on the date one, two, three or six months thereafter, as selected by the Kmart Borrower with respect to any Notice of Borrowing or Notice of Conversion/Continuation; and (b) with respect to any CD Rate Loan, the period commencing on the Business Day the CD Rate Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a CD Rate Loan) and ending 30, 60 or 90 days thereafter, as selected by the Kmart Borrower with respect to any Notice of Borrowing or Notice of Conversion/Continuation;

provided, that:

                 (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

                (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

         "Interim Maturity Date" means the last day of any Interest Period.

         "IRS" means the Internal Revenue Service, or any successor thereto.

        "Investment" means, with respect to any Person (such Person being referred to in this definition as the "Investor"):

                 (a) any amount paid by the Investor, directly or indirectly, or any transfer of property, directly or indirectly, by the Investor to any other Person for capital stock of, or as a capital contribution to, or any amount which the Investor has advanced, directly or indirectly to, any other Person;

                 (b)  the equity interest of the Investor in any Person;

                 (c) any indebtedness of any Person which is owed to the Investor and which has been acquired for value by the Investor; and

                 (d) any Guaranty Obligation in respect of any Indebtedness of any other Person.

         "Kmart Borrower" shall mean Kmart Corporation in its capacity as a Borrower under this Agreement, as distinct from its capacity as Guarantor of the obligations of Non-Kmart Borrowers under this Agreement and the Notes.

         "Lending Office" means, with respect to each Bank, the office of that Bank designated as such in Schedule 1.1(b) hereto or such other office of the Bank as it may from time to time specify to the Kmart Borrower and the Documentation Agent in accordance with this Agreement.

        "Level I Status" exists at any date if, at such date (i) the Debt Rating is either A2 (or the equivalent) or higher by Moody's or A (or the equivalent) or higher by S&P and (ii) the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Level II Status" exists at any date if, at such date (i) the Debt Rating is either Baa1 (or the equivalent) or higher by Moody's or BBB+ (or the equivalent) or higher by S&P, (ii) the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P and (iii) Level I Status does not exist.

        "Level III Status" exists at any date if, at such date (i) the Debt Rating is either Baa3 (or the equivalent) or higher by Moody's or BBB- (or the equivalent) or higher by S&P, (ii) the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P and (iii) Level I Status and Level II Status do not exist.

         "Level IV Status" exists at any date if, at such date (i) the Debt Rating is lower than Baa3 (or the equivalent) by Moody's or lower than BBB- (or the equivalent) by S&P, or (ii) the Kmart Borrower's senior unsecured indebtedness is unrated by either S&P or Moody's.


        "LIBOR" means, with respect to any Interest Period, the rate of interest per annum determined by the Documentation Agent to be equal to:

                 (a) the rate of interest per annum for deposits in U.S. Dollars for a period equal to the relevant interest period quoted on Telerate, page 3750 (or its successor if such page number changes) at or about 11:00 a.m. (London time) on the second business day before the commencement of such Interest Period, divided (and rounded to the nearest 1/16 of 1%) by

                 (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D of the Federal Reserve Board.

If no quotation is available on Telerate, the rate of interest under clause (a) above for any Interest Period shall be determined by the Documentation Agent to be the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the rates of interest per annum notified to the Documentation Agent by each Reference Bank as the rate of interest (rounded upward to the nearest 1/16th of 1%) at which deposits in an amount approximately equal to the aggregate amount of the LIBOR Loans requested to be borrowed, and having a maturity equal to such Interest Period, are offered to major banks in the London interbank market at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

        "LIBOR Loan" means any Loan, other than a Swingline Loan, that bears interest at a rate determined with reference to LIBOR.

        "Lien" means any mortgage, deed of trust, pledge, charge, encumbrance, lien (statutory or other) or security interest of any nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), and any assignment or deposit arrangement intended as or having the effect of security.

        "Loan" means a Loan under Section 2.1, and may be a LIBOR Loan, a CD Rate Loan, a Swingline Loan or a Reference Rate Loan, and, with respect to any Borrower, means the loans by each of the Banks to such Borrower under Section
2.1 and, with respect to any Bank, the loans made by such Bank to a Borrower or all the Borrowers, as the context may require, and "Loans" means all of such Loans to all Borrowers collectively.

         "Loan Documents" means, collectively, this Agreement, each Note, the Guaranty, any Additional Borrower Agreement, any Assignment and all other agreements, instruments and documents executed and delivered by or on behalf of any Borrower or the Guarantor in connection with this Agreement.

         "Loan Obligations" means, with respect to each Borrower, the obligations of such Borrower to repay principal of, and to pay interest on the Loans made to such Borrower pursuant to Section 2.1.

         "Loss" has the meaning specified in Section 3.5.

         "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, operations or condition of the Guarantor and its Subsidiaries taken as a whole.

        "Moody's" means Moody's Investors Services, Inc., or any successor to the rating agency business thereof.

         "Net Proceeds" means, with respect to any Project Sale by any Non-Kmart Borrower, at any date of determination, cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) through that date from such Project Sale by a Non-Kmart Borrower or any of its Subsidiaries, net of the expenses of such Project Sale and net of income taxes payable in respect of such Project Sale.

        "Non-Kmart Borrower" means any Borrower which is not Kmart Corporation.

         "Non-Project Loan" means a Loan made to the Kmart Borrower for purposes other than with respect to a Project.

         "Non-Project Commitment" means, with respect to a Borrowing by the Kmart Borrower which is not made with respect to a Project, for all Banks, the portion of the Total Commitment allocated to said Borrowing pursuant to Section
2.3 hereof; and for each Bank with
respect to any such requested Borrowing by the Kmart Borrower, such Bank's Pro Rata Share of the portion of the Total Commitment allocated to such Borrowing, in each case, as such amount may be reduced or increased from time to time pursuant to the terms hereof.

         "Note" means any Initial Note and any note issued in replacement of, exchange for, or amendment or restatement of, any thereof, and "Notes" means all such notes, collectively.

         "Notice of Borrowing" means a notice given by a Borrower to the Documentation Agent pursuant to Section 2.5 in substantially the form of Exhibit C.

         "Notice of Conversion/Continuation" means a notice given by the Kmart Borrower, as agent for all Borrowers hereunder, to the Documentation Agent pursuant to Section 2.6 in substantially the form of Exhibit D.

         "Obligations" means, with respect to any Borrower at any time, the aggregate of such Borrower's Loan Obligations at such time and all other obligations and liabilities of such Borrower under the Loan Documents at such time.

         "Organizational Documents" means, with respect to any Borrower, the partnership or joint venture agreement or, if applicable, the certificate of incorporation and bylaws of such Borrower.

         "Other Credit Facilities" means, collectively: (a) the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of the date hereof among the Kmart Borrower, Bank of America National Trust and Savings Association ("BofA") as documentation agent and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time; (b) the revolving credit facility evidenced by that certain Seasonal Credit Agreement dated as of the date hereof among the Kmart Borrower, BofA as documentation agent and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time; and (c) the revolving credit and letter of credit facilities evidenced by that certain Three Year Credit Agreement dated as of the date hereof among the Kmart Borrower, BofA, as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

        "Participants" has the meaning assigned to that term in Section 9.9(c).

        "Partner" means, with respect to any Borrower organized as a partnership or joint venture, any general partner or joint venturer of such Borrower.

         "Payment Office" means the address for payments set forth on the signature page hereto in relation to the Documentation Agent, or such other address as the Documentation Agent may from time to time specify in accordance with Section 2.5(c).

         "Payoff Letter" means, with respect to any Project, a letter addressed to and otherwise in form and substance satisfactory to the Documentation Agent from each Person which is an existing lender with respect to such Project, stating the amount of principal and interest owed to such lender as of the date of such letter and a per diem interest amount which will accrue thereafter through the proposed Project Borrowing Date for funding of the Project Loan the proceeds of which are to be used to repay principal and interest of such existing indebtedness, and affirming that such existing lender will release all liens and security interests securing such indebtedness upon repayment thereof.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         Permitted Investments" means (a) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency thereof the principal, interest and premium, if any, of which is guaranteed fully by, or backed with the full faith and credit of, the United States of America, (b) any certificate of deposit, maturing not more than 90 days after the date of purchase, issued by the Documentation Agent, or by another commercial banking institution which is a member of the Federal Reserve System, has a combined capital and surplus and undivided profits of not less than $200,000,000 and at the time has a credit rating of AA or better from Standard & Poor's Ratings Group or Aa or better from Moody's Investors Service, Inc., (c) commercial paper, maturing not more than 90 days after the date of purchase, issued by a corporation (other than Guarantor, any Borrower or any Subsidiary of any Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (d) shares or other evidences of participation in any mutual fund which invests exclusively in one or more of the foregoing, and (e) demand deposits with any bank or trust company, not exceeding, with respect to any Non-Kmart Borrower (unless waived by the Guarantor) $100,000.

                 "Permitted Liens" means:

                          (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (i) if any proceedings shall have been commenced for the enforcement of such Liens, no adverse judgment or order of foreclosure or other similar order, writ or relief shall have been granted or issued, the effect of which is to permit such Lien to be foreclosed or otherwise satisfied; and (ii) full provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;



                          (b) mechanics', materialmen's, carriers', warehousemen's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) if any proceedings shall have been commenced for the enforcement of such Liens, no adverse judgment or order of foreclosure or other similar order, writ or relief shall have been granted or issued, the effect of which is to permit such Lien to be foreclosed or otherwise satisfied; and (ii) full provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;



                          (c) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) full provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;



                          (d) (i) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and (ii) Liens securing surety, indemnity, performance, appeal and release bonds, in the case of either clause (i) or clause
                 (ii), securing such bonds in an amount not to exceed individually or in the aggregate $250,000 at any time outstanding, provided that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

                          (e)     Permitted Mortgage Liens;

                          (f) Permitted Third Party Mortgage Liens, if at the time such Lien is incurred, no Guarantor Event of Default or Unmatured Guarantor Event of Default exists; and



                          (g) such other imperfections of title, covenants, restrictions, easements and other encumbrances on real property which in each case do not arise out of the incurrence of any Indebtedness and which do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed; and



         provided, however, to the extent that the amount of obligations of a Borrower arising from claims being contested in good faith secured by such Liens referred to in clauses (a), (b), (c) and (d) above exceeds $1,000,000 in the aggregate, such Borrower shall have set aside full cash reserves in the amount of the excess over $1,000,000 of such obligations.



                  "Permitted Mortgage Lien" means a mortgage or deed of trust created by a Non-Kmart Borrower in favor of Guarantor which encumbers such Non-Kmart Borrower's ownership interest in a Project solely for the purposes of securing such Non-Kmart Borrower's reimbursement obligations to Guarantor with respect to any amounts actually paid by Guarantor under the Guaranty; provided, however, that such mortgage instrument shall expressly provide that:



                          (a) Guarantor shall have no right to foreclose such mortgage, or to enforce any other rights thereunder which conflict with or are inconsistent with Documentation Agent's and the Banks' rights under this Agreement (including, without limitation, any rights to collect insurance proceeds), without Documentation Agent's prior written consent unless:



                                  (i)      no Guarantor Event of Default has
                        occurred and is continuing and such foreclosure or other exercise of rights is solely for the purpose of, and does in fact have the effect of, causing title to the relevant Project to be vested in Guarantor or another Borrower hereunder and concurrently therewith Guarantor or such other Borrower assumes all of the transferring Borrower's Obligations with respect to all Project Loans outstanding with respect to such Project, or



                                  (ii)     all Project Loans with respect to
                        such Project have been paid in full and the applicable Project Commitments have been terminated;



                          (b) the mortgage Lien, and all rights of Guarantor
                 under such mortgage, shall be subordinate to any Lien with respect to such Project at any time created in favor of Documentation Agent or the Banks (including, without limitation, any judgment Lien); and



                          (c) Guarantor shall have no rights with respect to the rental income from such Project prior to foreclosure of such mortgage.

                 "Permitted Third Party Mortgage Lien" means a mortgage or deed of trust created by a Borrower in favor of any Person other than Guarantor which encumbers such Borrower's ownership interest in a Project for the purpose of refinancing all or a portion of the Project Loans with respect to such Project, provided, that (a) all proceeds of such refinancing (net of costs of such refinancing) are applied by such Borrower to the prepayment of such Project Loans, and (b) the Guarantor shall have given its prior written consent to such mortgage.



                 "Person" means any of an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.



                 "Plan" means an employee benefit plan (as defined in Section 3
         (3) of ERISA) which the Kmart Borrower or any member of the Controlled Group sponsors or maintains or to which the Kmart Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions.

                 "Project" means a newly constructed Super Kmart Center, Kmart store or Kmart distribution center or other facility to be used by Kmart Corporation or a Subsidiary of Kmart Corporation and in any case located in the United States or a territory thereof and subject to an APUC obligating Kmart Corporation to purchase such store or other facility and for which the Documentation Agent has established a Project Commitment.



                 "Project Borrowing" means, with respect to any Project, the Project Loan made to a Borrower for such Project.



                 "Project Borrowing Date" means, with respect to any Project, the date of the Project Borrowing.



                 "Project Commitment" means, with respect to any Project, for all Banks, the portion of the Total Commitment allocated to said Project pursuant to Section 2.3 hereof; and for each Bank with respect to any Project, such Bank's Pro Rata Share of the portion of the Total Commitment allocated to such Project, in each case, as such amount may be reduced or increased from time to time pursuant to the terms hereof.

                 "Project Loan" means with respect to any Project, at any time, the aggregate amount of all Loans made with respect to such Project.



                 "Project Sale" means the sale, lease (other than leases of space in a Project) or other disposition (including, without limitation, any sale and leaseback transaction) to any Person (other than to an Affiliate of the affected Borrower): (a) by any Non-Kmart Borrower of all or substantially all of the assets of such Non-Kmart Borrower; or (b) by any Non-Kmart Borrower of all or substantially all of any Project.



                 "Pro Rata Share" means, when used with reference to any Bank and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Bank's Commitment at such time and the denominator of which shall be the Total Commitment at such time.

                 "Reference Banks" means BT and Bank of America National Trust and Savings Association.


                 "Reference Rate" means, for any day, the higher of:

                          (a) 0.5% per annum above the latest Federal Funds Rate
                 for such day; and



                          (b) the rate of interest publicly announced from time to time by BT in New York, New York, as its reference rate or base rate for such day.



         Any change in the Reference Rate announced by BT shall take effect at the opening of business on the day specified in the public announcement of such change. The "reference rate" is a rate set by BT based upon various factors, including BT's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.



                 "Reference Rate Loan" means a Loan that bears interest based on the Reference Rate.



                 "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.


                 "Related Person" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code or is a member of a controlled group, as defined in Section 414(b) of the Code, which includes such Person.

                 "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Project, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of such Project.



                 "Remedial Action" means actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.



                 "Rent Expenses" means, for any period, consolidated rent expense of the Kmart Borrower for such period determined in accordance with GAAP, less consolidated rental income for such period.



                 "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.



                 "Required Banks" means at any time Banks holding at least 51% of the aggregate of (a) the then Total Commitment (or, if the Commitments shall have then been terminated in full, the then aggregate unpaid principal amount of the Loans) plus (b) the then aggregate commitments under the Other Credit Facilities (or, if the commitments under any of such facilities shall have then been terminated in full, then with respect to such terminated facilities the then aggregate unpaid principal amount of all loans and letter of credit obligations outstanding under such terminated facilities).



                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.



                 "Responsible Officer" means, as to any Borrower at the relevant time, any of the Chairman of the Board of Directors, President, Executive Vice President, Treasurer or Chief Financial Officer of such Borrower or, if such Borrower is a partnership, of a Partner of such Borrower.

                 "Roll-Over Borrowing" means a Loan to a Borrower which, after giving effect to such Loan and the application of the proceeds thereof, does not increase the aggregate amount of outstanding Loans to such Borrower. Roll-Over Borrowings do not constitute either new borrowings or disbursements by the Banks of additional monies, the term "Roll-Over Borrowing" being used merely for convenience of definition and to denote changes in interest rates.



                 "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.



                 "Solvent" shall mean, when used with respect to any Borrower, that (a) after giving effect to the Borrowings which will be permitted by such Borrower hereunder, it is able to pay its debts or obligations in the ordinary course as they mature; and (b) such Borrower has capital sufficient to carry on its business and all business in which it is about to engage.



                 "Specialty Retail Subsidiary" means any of the following Subsidiaries of the Kmart Borrower (or the continuing investment of the Kmart Borrower in any such entity): Builders Square, Inc.; Borders, Inc.; Coles Myer Ltd.; OfficeMax, Inc.; PACE Membership Warehouse, Inc.; PayLess Drug Stores Northwest, Inc.; The Sports Authority, Inc.; and Walden Book Company, Inc.



                 "Swingline Commitment" has the meaning assigned to that term in Section 2.1(c).



                 "Swingline Interest Rate" means:

                          (a) with respect to each Swingline Loan which is a Project Loan, (i) for each day during the period from and including December 15th of each year through but excluding the immediately following January 1st, a rate equal to the higher of (i) Average One Month LIBOR plus the applicable margin set forth below for such period, or (ii) the Federal Funds Rate plus the applicable margin set forth below for such period:



                         Debt Rating                Applicable Margin
                         -----------                -----------------
                         Level I Status                  .275%
                         Level II Status                 .3125%
                         Level III Status                .3625%
                         Level IV Status                 .55%;



                 and (ii) at all other times, a rate equal to the Average One Month LIBOR plus the applicable margin set forth in this clause (a) above for such period;

       and

                        (b) with respect to each Swingline Loan which is not a Project Loan, (i) for each day during the period from and including December 15th of each year through but excluding the immediately following January 1st, a rate equal to the higher of
              (i) Average One Month LIBOR plus the applicable margin set forth below for such period, or (ii) the Federal Funds Rate plus the applicable margin set forth below for such period:



                 Debt Rating                     Applicable Margin
                 -----------                     -----------------
                 Level I Status                       .225%
                 Level II Status                      .2625%
                 Level III Status                     .3125%
                 Level IV Status                      .50%;

                 and (ii) at all other times, a rate equal to the Average One Month LIBOR plus the applicable margin set forth in this clause (b) above for such period;



                 "Swingline Lender" means the Documentation Agent acting in the capacity of a Bank with respect to the Swingline Commitment and the Swingline Loans.



                 "Swingline Loans" means the Loans to the Borrowers made by the Swingline Lender pursuant to Section 2.1(c).



                 "Swingline Notice of Borrowing" means a notice given by a Borrower to the Swingline Lender and Documentation Agent pursuant to
         Section 2.1(c) in substantially the form of Exhibit G.

                 "Swingline Rate Loans" means Loans bearing interest at the Swingline Interest Rate.



                 "Swingline Register" has the meaning assigned to that term in
         Section 2.1(c) (x).



                 "Subsidiary" means any corporation of which stock having by the terms thereof ordinary voting power to elect at least a majority of the board of directors of said corporation is at the time directly or indirectly owned by the Kmart Borrower or by the Kmart Borrower and one or more Subsidiaries or by one or more Subsidiaries.



                 "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Documentation Agent, such taxes (including income taxes and franchise taxes) as are imposed on or measured by each Bank's or the Documentation Agent's net income.



                 "Termination Date" means the earlier to occur of

                          (a)  October 6, 1997; and

                          (b)  the date on which the Commitments shall
                 terminate in accordance with the provisions of this Agreement.



                 "Total Commitment" means, at the time any determination thereof is to be made, the sum of the respective Commitments of the Banks (which will initially be in the total amount of Five Hundred Million Dollars ($500,000,000)), as such amount may be reduced from time to time pursuant to this Agreement.



                 "Total Project Commitments" means, at any time any determination thereof is to be made, the sum of the respective Project Commitments for all Projects at such time.


                 "Total Unused Commitment" means, at the time any determination thereof is to be made, the sum of the respective Unused Commitments of the Banks at such time.



                 "Transferee" has the meaning specified in Section 9.9(d).

                 "Type" means, with respect to any Loan, its nature as a Reference Rate Loan, a CD Rate Loan or a LIBOR Loan.



                 "Unallocated Total Commitment" means, at any time, the lesser of (a) the Total Commitment less the total principal amount of all Loans then outstanding or (b) the Total Unused Commitment.



                 "Unmatured Borrower Event of Default" means an event of default or event, act or occurrence which with the giving of notice or the lapse of time (or both) would become a Borrower Event of Default.



                 "Umatured Guarantor Event of Default" means an event of default or event, act or occurrence which with the giving of notice or the lapse of time (or both) would become a Guarantor Event of Default.



                 "Unused Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the excess, if any, of (a) such Bank's Commitment at such time over (b) such Bank's Utilized Commitment at such time.



                 "United States" and "U.S." each means the United States of America.



                 "Utilized Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the then outstanding principal amount of all Loans made by such Bank pursuant to this Agreement and its Pro Rata Share of any Swingline Loans outstanding.

                 The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in the Agreement.



                 Section 1.2 Other Definitional Provisions.

                 (a) Defined Terms.    Unless otherwise specified herein or
         therein, all terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.



                 (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.



                 (c)      Certain Common Terms.

                            The term "documents" includes any and all
                 instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.



                            The term "including" is not limiting and means
                 "including without limitation."



                 (d) Performance; Time. Subject to the definition of "Interest Period" in Section 1.1, whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                 (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                          (f)     Laws.  References to any statute or
         regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.



                          (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.



                          Section 1.3 Accounting Principles.

                          (a)     Unless the context otherwise clearly
         requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.



                          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the applicable Borrower, or, if no Borrower is specified, the Kmart Borrower.



                                   ARTICLE II

                                LOAN PROVISIONS


                          Section 2.1     Loans.

                          (a) Banks' Commitments. Each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make loans to one or more of the Borrowers, on the date requested from time to time from and after the date of this Agreement to, but not including, the Termination Date, in the Pro Rata Share of such Bank of such amounts as a Borrower may request with Guarantor's written approval, but not exceeding: (i) in the aggregate at any one time outstanding, the Commitment of such Bank; or (ii) with respect to any Project, such Bank's Project Commitment for such Project; or (iii) with respect to any Non-Project Commitment, such Bank's Pro Rata Share of such Non-Project Commitment.



                          (b) Project Borrowings to Initially be Made as Swingline Loans. Notwithstanding the Provisions of Section 2.1(a), unless otherwise required by the Documentation Agent, each Project Borrowing under this Agreement shall initially be made as a Swingline Loan pursuant to Section 2.1(c).



                          (c)     Swingline Commitment.

                                  (i)      Subject to the terms and conditions
                          of this Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, Swingline Lender hereby agrees to make a portion of the Total

         Commitments of the Banks available to the Borrowers for Project Loans at any time and from time to time on and after the date hereof and prior to the Termination Date, upon notice as set forth in Section 2.1(c)(v) below, in an aggregate principal amount of up to $100 million by making Swingline Loans, notwithstanding the fact that the amount of such Swingline Loans, when aggregated with Swingline Lender's outstanding Loans and its Pro Rata Share of the Unused Commitments, may exceed Swingline Lender's Commitment in effect from time to time. Swingline Lender's commitment to make Swingline Loans pursuant to this Section 2.1(c) is herein called its "Swingline Commitment." Swingline Lender's Swingline Commitment shall expire on the Termination Date and all Swingline Loans shall be paid in full no later than the Termination Date.

                  (ii) In no event shall the aggregate principal amount of Swingline Loans outstanding at any time exceed the Swingline Commitment and in no event shall the sum of the aggregate principal amount of Loans (including Swingline Loans) and the aggregate Total Unused Commitment outstanding at any one time exceed the Total Commitments of all the Banks. In no event shall the Swingline Commitment exceed the Total Commitments of all the Banks, and any reduction of the Total Commitments which reduces the Total Commitments below the then current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Total Commitments as so reduced, without any further action on the part of Swingline Lender.

                 (iii) Amounts borrowed under this Section 2.1(c) may be repaid and reborrowed, provided that no amounts may be reborrowed on or after the Termination Date, and provided further than amounts borrowed and repaid hereunder shall not be available to be reborrowed hereunder in respect of the same Project.

                 (iv) All Swingline Loans shall bear interest at the Swingline Interest Rate.

                 (v) Subject to Section 2.1(a), whenever a Borrower desires to borrow under this Section 2.1(c), it shall deliver to the Swingline Lender and the Documentation Agent a Swingline Notice of Borrowing no later than 11:00 a.m. (New York City time) one Business Day prior to the proposed Borrowing date (which shall be a Business Day). The Swingline Notice of Borrowing shall specify the amount of the proposed Swingline Loan. In lieu of delivering the above-described Swingline Notice of Borrowing, a Borrower may give the Agent telephonic notice by the required time of any proposed Borrowing under this Section 2.1(c), provided, that such notice shall be promptly confirmed in writing by delivery of a Swingline Notice of Borrowing to the Documentation Agent on or prior to the proposed Borrowing Date of the requested Swingline Loan.

                 (vi) Swingline Lender shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above which Swingline Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith under this Section 2.1(c) and, upon the making of a Swingline Loan by Swingline Lender in accordance with this Agreement pursuant to any telephonic notice, the applicable Borrower shall be deemed to have borrowed such Swingline Loan hereunder.

                 (vii) Each Swingline Notice of Borrowing given pursuant to this Section 2.1(c) shall be deemed a representation that the Closing Date shall have occurred and that all conditions to such Borrowing set forth in Sections 6.2 and 6.3 (if applicable) and 6.4 of this Agreement have been complied with.

                 (viii) Promptly after receipt of a Swingline Notice of Borrowing pursuant to Section 2.1(c)(v) (or telephonic notice in lieu thereof), and upon satisfaction or waiver by the Banks, the Required Banks or the Documentation Agent, as applicable, of the conditions precedent specified in Sections 6.2 and 6.3 (if applicable) and 6.4, the Swingline Lender shall make the proceeds of such Swingline Loan available to the applicable Borrower on such Borrowing date by crediting the same to the account of the Borrower at the Payment Office of the Documentation Agent.

                 (ix) Swingline Lender, at any time in its sole and absolute discretion may, and not less often than once each month shall, on three (3) Business Days' notice, require each Bank, including Swingline Lender, either (A) to make a Loan to such Borrower (which, provided that no Unmatured Guarantor Event of Default or Guarantor Event of Default shall have occurred and be continuing, shall be of a Type selected by Kmart Corporation, acting as agent for the applicable Borrower), for which the applicable Borrower(s) shall be deemed to have given a Notice of Borrowing pursuant to Section 2.5, in an amount equal to such Bank's Pro Rata Share of such Swingline Loan, the proceeds of which Loan shall be applied to repay such Swingline Loan, or (B) if for any reason such Bank shall fail to make, or shall be prevented from making, such Loan, to purchase from Swingline Lender a participation in such Swingline Loan, and any such Bank hereby agrees to and shall be deemed to have irrevocably purchased from Swingline Lender, such participation in an amount equal to such Bank's Pro Rata Share of the amount of such Swingline Loan; provided, however, that in no event shall any Bank be required to make a Loan to refinance a Swingline Loan or to purchase a participation in a Swingline Loan if such Bank's Loan or its Pro Rata Share of the amount of such Swingline Loan plus its outstanding Loans (including its Pro Rata Share of any other Swingline Loans outstanding) and its Pro Rata Share of the Total Unused Commitment outstanding would exceed such Bank's Commitment. In the event that such refinancing Loans or such purchases of participations are made by Banks other than Swingline Lender under the two immediately preceding sentences, each such Bank shall make available to Swingline Lender an amount equal to its respective Loan or participation in same day funds, at the office of Swingline Lender located at One Bankers Trust Plaza, New York, New York, not later than 1:00 P.M. (New York City time) on the Business Day after the date notified by Swingline Lender. Each Bank which purchases such a participation shall be deemed to have the same rights of set-off and obligation to share pursuant to Section 9.11 hereof as it would have had if it were an assignee of Swingline Lender hereunder. In the event that any Bank fails to make available to Swingline Lender the amount of such Bank's Loan to refinance or participation in such Swingline Loan as provided in this Section 2.1(c)(ix) , Swingline Lender shall be entitled to recover such amount on demand from such Bank together with interest for each day after the date when such funds were required to be made available hereunder at the Federal Funds Rate. Each Borrower authorizes the Documentation Agent to, upon one Business Day's prior written or telephone notice, charge such Borrower's account with the Documentation Agent (up to the amount available in each such account) in order immediately to pay Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full or purchase participations in the full amount of such Swingline Loans. Each Bank's obligation to make the refinancing Loan or to purchase the participation referred to in this Section 2.1(c)(ix) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:

                          (1) any set-off, counterclaim, recoupment, defense or
                 other right which such Bank may have against Swingline Lender, the applicable Borrower(s) or any other Person for any reason whatsoever;

                          (2) the occurrence or continuance of an Unmatured
                 Borrower Event of Default or a Borrower Event of Default with respect to any Swingline Borrower;

                          (3) the occurrence or continuance of an Unmatured
                 Guarantor Event of Default or a Guarantor Event of Default;

                          (4) any adverse change in the condition (financial or
                 otherwise) of the applicable Borrower or any of its Subsidiaries or the condition of Guarantor;

                          (5) any breach of this Agreement by the applicable
                 Borrower or any other Bank;

                          (6) the failure to satisfy any of the conditions set
                 forth in Sections 6.1, 6.2, 6.3 or 6.4, as applicable; or

                          (7) any other circumstance, happening or event
                 whatsoever, whether or not similar to any of the foregone.

                 A copy of each notice given by Swingline Lender to the Banks in respect of any Swingline Loan pursuant to this Section 2.1(c)(ix) shall be promptly delivered by Swingline Lender to applicable Borrower, with a copy to Guarantor.

                 (x) The Swingline Lender shall record in a register (the "Swingline Lender") the Swingline Commitment from time to time of Swingline Lender, the Swingline Loans made by Swingline Lender and each repayment with respect to the principal amount of the Swingline Loans of Swingline Lender. Any such recordation shall be conclusive, absent manifest error.

         (d) Project Borrowings. All Loans made with respect to a Project made hereunder (other than Roll-Over Borrowings) shall be made in a single drawing on the Borrowing Date for such Borrowing and no Borrower shall have any right hereunder to borrow more than once with respect to any particular Project. Amounts borrowed and repaid hereunder shall not be available to be reborrowed hereunder in respect of the same Project but, during the period prior to the Termination Date and subject to the other terms and conditions hereof, may be reborrowed with respect to a different Project.

         Section 2.2 Obligations; Notes; Loan Register; Waiver; Application of Initial Loans.

         (a) Loan Obligations. Each Borrower hereby severally and not jointly agrees to repay to each Bank the principal amount of, and to pay to each Bank interest on, such Bank's Loans to such Borrower (with payments hereunder to be made to Documentation Agent for the benefit of the Banks as set forth in
Section 2.18 hereof). To secure such payment by each Non-Kmart Borrower, each Non-Kmart Borrower hereby assigns to the Documentation Agent for the benefit of the Banks all rents which may be payable by the Guarantor to such Borrower under any lease of the Project or Projects which are the subject of such Borrower's Borrowings hereunder and all payments which such Borrower may be entitled to receive from the Guarantor pursuant to any related APUC(s) and authorizes and directs the Guarantor to make all such payments of rent and other amounts directly to the Documentation Agent for the benefit of the Banks. Each Borrower shall pay interest on the principal balance of its Loans from time to time outstanding as provided in this Agreement. Subject to Section 2.6 and to the earlier acceleration or prepayment of the Loans as permitted or required by this Agreement, each Borrower shall repay the principal of its Loans in full on the Termination Date with respect to Reference Rate Loans and Swingline Loans and on the earlier of the Termination Date or each relevant Interim Maturity Date with respect to LIBOR Loans and CD Rate Loans.

         (b) Notes. Each Borrower's obligation to pay the principal of, and interest on, each Bank's Loans to such Borrower hereunder shall be evidenced by a master promissory note of such Borrower payable to the Documentation Agent for the benefit of all the Banks in accordance with their respective Pro Rata Shares of such Loan (each an "Initial Note") duly executed and delivered by such Borrower to the Documentation Agent at the time when the Loan pursuant to which such Initial Note is issued as requested by the applicable Borrower.
Each Initial Note shall:

                 (i) be payable to the order of the Documentation Agent for the benefit of the Banks in accordance with their respective Pro Rata Shares of the Loans evidenced thereby;

                 (ii) be dated the date of the Loan pursuant to which such Note is issued;

                 (iii) if the Loan pursuant to which such Note is issued is with respect to a Project, be in original principal amount equal to the Project Commitment in effect with respect to the Project to which such Note relates, and if the Loan pursuant to which such Note is issued is not with respect to a Project, be in an original principal amount equal to such Loan; and

                 (iv) otherwise be in substantially the form of Exhibit E hereto, duly completed.

Notwithstanding the stated principal amount of each Note, such Note shall be enforceable with respect to the applicable Borrower's obligation to pay the principal amount thereof only to the extent of the Loans evidenced thereby, and such Note shall bear interest from time to time only on the unpaid principal amount of the Loan evidenced thereby.

         (c) Loan Register. The Documentation Agent shall maintain a register (the "Loan Register") on which it will record the Commitment of each Bank, the Loans from time to time made by each Bank to each Borrower, the Borrowings made by each Borrower from each Bank and each repayment in respect of any Loan made to each Bank. Any such recordation by the Documentation Agent on the Loan

Register shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error. The Documentation Agent may also record such information an the schedule attached to each Note for such purpose, which recordation shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error.
Notwithstanding the foregoing, the failure to make a notation in the Loan Register or such internal records or upon the schedule attached to any Note with respect to any Borrowing or principal payment, or any error with respect to any such notation, shall not limit or otherwise affect the obligation of any Borrower hereunder or under any Note with respect to the Loans, and payments of principal by any Borrower shall not be affected by the failure to make a notation thereof or by an error in such notation, nor shall such failure or error affect any rights of any Borrower hereunder or under applicable law.

         (d) Waiver of Presentment, etc. Each Borrower waives presentment, demand, protest and notice of dishonor in connection with the payment of its Obligations.

         (e) Application of Certain Project Loans. Borrowers acknowledge that:

                 (i) LAFGA Star Associates, L.P. (the "March 1994 Bridge Borrower") is party to that certain loan agreement dated as of March 31, 1994 (the "March 1994 Bridge Agreement") and that certain promissory note dated as of March 31, 1994 payable to BT (the "March 1994 Bridge Note") , pursuant to which the March 1994 Bridge Borrower borrowed funds from BT with respect to the Project consisting of a Kmart department store located at Lafayette, Georgia (the "Lafayette Georgia Project");

                 (ii) Kmart Corporation (the "May 1994 Bridge Borrower") is party to that certain loan agreement dated as of May 9, 1994 (the "May 1994 Bridge Agreement") and that certain promissory note dated as of May 9, 1994 payable to BT (the "May 1994 Bridge Note"), pursuant to which the May 1994 Bridge Borrower borrowed funds from BT with respect to the Project consisting of a Kmart department store located at Sherman, Texas (the "Sherman Project");

                 (iii) Douglas and Associates, Inc. (the "June 1994 Bridge Borrower") is party to that certain loan agreement dated as of June 22, 1994 (the "June 1994 Bridge Agreement") and that certain promissory note dated as of June 22, 1994 payable to BT (the "June 1994 Bridge Note"), pursuant to which the June 1994 Bridge Borrower borrowed funds from BT with respect to the Project consisting of a Kmart department store located a Hattiesburg, Mississippi (the "Hattiesburg Project");

                 (iv) Lafayette Group Associates, L.P. (the "August 8, 1994 Bridge Borrower") is party to that certain loan agreement dated as of August 8, 1994 (the "August 8, 1994 Bridge Agreement") and that certain promissory note dated as of August 8, 1994 payable to BT (the "August 8, 1994 Bridge Note"), pursuant to which the August 8, 1994 Bridge Borrower borrowed funds from BT with respect to the Project consisting of a Kmart department store located at Lafayette, Louisiana (the "Lafayette Louisiana Project");

                 (v) National Realty & Development Corp. (the "August 11, 1994 Bridge Borrower") is party to that certain loan agreement dated as of August 11, 1994 (the "August 11, 1994 Bridge Agreement") and that certain promissory note dated as of August 11, 1994 payable to BT (the "August 11, 1994 Bridge Note"), pursuant to which the August 11, 1994 Bridge Borrower borrowed funds from BT with respect to the Project consisting of a Kmart department store located at Sidney, New York (the "Sidney Project");

                 (vi) Waco Star Associates, Ltd. (the "September 21, 1994 Bridge Borrower") is party to that certain loan agreement dated as of September 21, 1994 (the "September 21, 1994 Bridge Agreement") and that certain promissory note dated as of September 21, 1994 payable to BT (the "September 21, 1994 Bridge Note"), pursuant to which the September 21, 1994 Bridge Borrower borrowed funds from BT with respect to the Project consisting of a Kmart department store located at Waco, Texas (the "Waco Project"); and

                 (vii) Continental 37 Fund Limited Partnership (the "October 5, 1994 Bridge Borrower" and, together with the March 1994 Bridge Borrower, the May 1994 Bridge Borrower, the June 1994 Bridge Borrower, the August 8, 1994 Bridge Borrower, the August 11, 1994 Bridge Borrower and the September 21, 1994 Bridge Borrower, the "Bridge Borrowers") is party to that certain loan agreement dated as of October 5, 1994 (the "October 5, 1994 Bridge Agreement" and, together with the March 1994 Bridge Agreement, the May 1994 Bridge Agreement, the June 1994 Bridge Agreement, the August 8, 1994 Bridge Agreement, the August 11, 1994 Bridge Agreement and the September 21, 1994 Bridge Agreement, the "Bridge Agreements") and that certain promissory note dated as of October 5, 1994 payable to BT (the "October 5, 1994 Bridge Note" and, together with the March 1994 Bridge Note, the May 1994 Bridge Note, the June 1994 Bridge Note, the August 8, 1994 Bridge Note, the August 11, 1994 Bridge Note and the September 21, 1994 Bridge Note, the "Bridge Notes"), pursuant to which the October 5, 1994 Bridge Borrower borrowed funds from BT with respect to the Project consisting of a Kmart department store located at Mankato, Minnesota (the "Mankato Project" and, together with the Lafayette Georgia Project, the Sherman Project, the

         Hattiesburg Project, the Lafayette Louisiana Project, the Sidney Project and the Waco Project, the "Bridged Projects").

The Banks and the Documentation Agent hereby agree with the Borrowers that the Indebtedness of the Bridge Borrowers to BT under the Bridge Agreements and the Bridge Notes shall be refinanced under this Agreement and further agree that the proceeds of the Project Loans made to the Bridge Borrowers hereunder with respect to the Bridged Projects shall be applied to repayment of the Bridge Notes to BT, and that no Loans shall be made to the Bridge Borrowers hereunder for any other purpose until all Indebtedness of the Bridge Borrowers to BT under the Bridge Agreements and the Bridge Notes shall be repaid in full.

         Section 2.3 Allocation of Total Commitment.

         (a) Each Borrower hereunder shall, on the date of the Notice of Borrowing with respect to such Borrowing, submit to the Documentation Agent a written request (an "Allocation Request") to establish a Project Commitment (or, if such Borrowing is by the Kmart Borrower for other purposes, to establish a Non-Project Commitment). Each Allocation Request shall:

                 (i) be in substantially the form of Exhibit F hereto, duly completed to reflect the circumstances;

                 (ii) be approved in writing by Guarantor;

                 (iii) specify the aggregate amount of the then Unallocated Total Commitment which such Borrower desires to be allocated pursuant to such Allocation Request;

                 (iv) if made with respect to a Project, be accompanied by Payoff Letters from all existing lenders with respect to such Project and a title report with respect to such Project, in form and substance (including recentness) satisfactory to the Documentation Agent, confirming that no Person other than such existing lenders have liens of record against such Project, and

                 (vi) be accompanied by the Initial Note to evidence such Borrowing, duly executed by such Borrower.

         (b) The Documentation Agent shall consider Allocation Requests in the order received or if received on the same day, in the order so directed by Guarantor or, if no such direction is given, in the Documentation Agent's sole discretion. Subject to the foregoing, the Documentation Agent, within five (5) Business Days, either shall establish a Project Commitment or Non-Project Commitment (as applicable) in the amount set forth in the Allocation Request or, if the Unallocated Total Commitment at such time is insufficient or the conditions precedent to the Borrowing requested in connection with such request are not otherwise satisfied (or waived), shall notify the applicable Borrower, Guarantor and the Banks that such commitment cannot be established.

         Section 2.4 Terms of Borrowing. The Loans shall, except as otherwise provided in this Agreement, be Swingline Rate Loans, Reference Rate Loans, CD Rate Loans or LIBOR Loans. As to any LIBOR Loan, any Bank may, if it so elects, fulfill its commitment by causing a foreign branch or Affiliate to make or continue such Loan, provided that in such event that Bank's Loan shall, for the purposes of this Agreement, be considered to have been made by that Bank and the obligation of the applicable Borrower to repay that Bank's Loan shall nevertheless be to that Bank and shall be deemed held by that Bank, for the account of such branch or affiliate.

         Section 2.5 Notice of Borrowing.

         (a) Subject to Section 2.1 hereof, each Borrowing other than a Swingline Borrowing shall be made upon the irrevocable request of the applicable Borrower by a facsimile to the Documentation Agent (which shall be confirmed promptly by a telephone call) in the form of a Notice of Borrowing, appropriately completed, which specifies the Project for which such Borrowing will be used, if any, or if such Borrowing is requested by the Kmart Borrower for other purposes shall so state, which facsimile must be received by the Documentation Agent prior to 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR
Loan, (ii) two Business Days prior to the requested borrowing date, in the case of CD Rate Loans and (iii) on the requested borrowing date, in the case of Reference Rate Loans, and shall specify:

                 (i) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of Five Million Dollars ($5,000,000) or any amount in excess thereof for any Project Loan, and shall be in an aggregate minimum principal amount of Ten Million Dollars ($10,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof for any Loan for other purposes;

                 (ii) the requested Borrowing Date, which shall be a Business
         Day;

                 (iii) whether the Borrowing is to be comprised of LIBOR Loans, CD Rate Loans or Reference Rate Loans; and

                 (iv) if the Borrowing is to be comprised of LIBOR Loans or CD Rate Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any LIBOR Loans or CD Rate Loans, the applicable Borrower shall be deemed to have elected an Interest Period of one month or 30 days, respectively;

provided, however, that with respect to any Borrowing to be made on the Closing Date, a Notice of Borrowing shall be delivered to the Documentation Agent not later than 11:00 a.m. (New York City time) on the Closing Date (such Borrowing will consist of Swingline Rate Loans only).

         (b) Upon receipt of the Notice of Borrowing, the Documentation Agent shall promptly notify each Bank thereof and of the amount of such Bank's share of the requested Borrowing based on such Bank's Pro Rata Share thereof.

         (c) Each Bank will make its share of each Borrowing available to the Documentation Agent for the account of the applicable Borrower at the Documentation Agent's Payment Office specified on the signature page hereto or at such other address as the Documentation Agent shall hereafter specify to the Banks by 2:00 p.m. (New York City time) on the borrowing date requested by the applicable Borrower by payment in Dollars and in funds immediately available to the Documentation Agent. Unless any applicable condition specified in Sections
6.2 and 5.2 (if applicable) and Section 6.4 has not been satisfied, the proceeds of all such Loans will then be made available to the applicable Borrower by the Documentation Agent at such office by crediting the account of such Borrower with the aggregate of the amounts made available to the Documentation Agent by the Banks and in like funds as received by the Documentation Agent.

         (d) After giving effect to any Borrowing, unless consented to by the Documentation Agent in its sole discretion, there shall not be more than six
(6) different Interest Periods in effect in respect of all LIBOR Loans then outstanding, and not more than twelve (12) Interest Periods in respect of all Loans then outstanding.

         Section 2.6 Conversion and Continuation Elections for Borrowings.

         (a) The Kmart Borrower (and Kmart Corporation, as agent for each Non-Kmart Borrower) may, upon notice to the Documentation Agent in accordance with Section 2.6(b):

                 (i) elect to convert, on any Business Day, any Reference Rate Loans (or any part thereof) in an aggregate amount not less than Five Million Dollars ($5,000,000), into LIBOR Loans or CD Rate Loans; or

                 (ii) elect to convert, as of the last day of any Interest Period, any LIBOR Loans maturing on such day (or any part thereof in an aggregate amount not less than Five Million

           Dollars ($5,000,000) into Reference Rate Loans or CD Rate Loans; or

                 (iii) elect to convert, as of the last day end of any Interest Period, any CD Rate Loans maturing on such day (or any part thereof in an aggregate amount not less than Five Million Dollars ($5,000,000) into Reference Rate Loans or LIBOR Loans; or


                 (iv) elect to continue as of the last day of any Interest Period (a "Continuation Data") any LIBOR Loans or CD Rate Loans maturing on such day (or any part thereof in an aggregate amount not less than Five Million Dollars ($5,000,000);

      provided, that if the aggregate amount of all LIBOR Loans or CD Rate Loans comprised in any Borrowing shall have been or would be reduced, by payment, prepayment, or conversion of part thereof to an amount less than Five Million Dollars ($5,000,000), such LIBOR Loans or CD Rate Loans shall automatically convert into Reference Rate Loans, on and as of the end of the applicable Interest Period.

           (b) If Kmart Corporation, as each Borrower's agent, desires to convert or continue any Loan pursuant to Section 2.6(a), it shall irrevocably request a conversion or continuation by a facsimile (confirmed promptly by telephone) of a Notice of Conversion/Continuation to be received by the Documentation Agent not later than 11:00 a.m. (New York City time) at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans, (ii) two (2) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as CD Rate Loans and (iii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Reference Rate Loans, specifying:

                 (A)   the proposed Conversion Date or Continuation Date;

                 (B) the aggregate amount of Loans to be converted or continued;

                 (C)   the nature of the proposed conversion or continuation;
           and

                 (D) the duration of the requested Interest Period, if the Loans are to be converted into or continued as LIBOR Loans or CD Rate Loans.

           (c) If prior to the time set forth in Section 2.6(b), Kmart Corporation, as agent for each Borrower, has failed to (i) give a timely Notice of Conversion/Continuation with respect to such LIBOR Loans or CD Rate Loans or (ii) select a new Interest Period to be applicable to such LIBOR Loans or CD Rate Loans, such Borrower shall be deemed to have elected to convert such Loans into LIBOR Loans with an Interest Period of one month effective as of the expiration of the applicable interest Period.

           (d) During the existence of an Unmatured Guarantor Event of Default or a Guarantor Event of Default (or, with respect to a particular Borrower, an Unmatured Borrower Event of Default or a Borrower Event of Default), unless the Required Banks agree otherwise, the affected Borrower(s) (or Kmart Corporation (which the Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose), acting as their agent) may not elect to have a Loan be converted into or continued as a LIBOR Loan or a CD Rate Loan.

           (e) Upon receipt of a Notice of Conversion/ Continuation, the Documentation Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Documentation Agent will promptly notify each Bank of the details of any automatic conversion or continuation. All conversions and continuations pursuant to this
      Section 2.6 shall be made pro rata according to the respective outstanding principal amounts of the Loans being converted or continued held by each Bank.

           Section 2.7 Interest.

           (a)   Subject to Sections 2.7(f) and (g) , each Project
      Loan (other than Swingline Loans) shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the applicable Borrower or Kmart Corporation (as agent for the Borrowers) as set forth in the applicable Notice of Borrowing or Notice of Conversion/Continuation:

                 (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate;

                 (ii) if such Loan is a LIBOR Loan, at a rate per annum equal to the sum of LIBOR plus the applicable margin set forth below:

               Debt Rating                           Applicable Margin
               Level I Status                            .275%
               Level II Status                           .3125%
               Level III Status                          .3625%
               Level IV Status                           .55%

           and

                 (iii) if such Loan is a CD Rate Loan, at a rate per annum equal to the sum of the CD Rate plus the applicable margin set forth below:

               Debt Rating                           Applicable Margin
               Level I Status                            .40%
               Level II Status                           .4375%
               Level III Status                          .4875%
               Level IV Status                           .6750%

           (b) Subject to Sections 2.7(f) and (g), each Loan, other than Project Loans and Swingline Loans, shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Kmart Borrower as set forth in the applicable Notice of Borrowing or Notice of Conversion/Continuation:

                 (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate;

                 (ii) if such Loan is a LIBOR Loan, at a rate per annum equal to the sum of LIBOR plus the applicable margin set forth below:

               Debt Rating                           Applicable Margin
               Level I Status                            .225%
               Level II Status                           .2625%
               Level III Status                          .3125%
               Level IV Status                           .50%

           and

                 (iii) if such Loan is a CD Rate Loan, at a rate per annum equal to the sum of the CD Rate plus the applicable margin set forth below:

               Debt Rating                           Applicable Margin
               Level I Status                            .35%
               Level II Status                           .3875%
               Level III Status                          .4375%
               Level IV Status                           .625%

           (c) Any change in the Debt Rating shall be effective as of the date on which such change is first publicly announced by Moody's or S&P. Any change in the applicable margin due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the Debt Rating and shall apply to all Loans that are outstanding at any time during the period commencing on the effective date of such change in the Debt Rating and ending on the date immediately preceding the effective date of the next such change in the Debt Rating which results in a change in the applicable margin.

           (d) Subject to Sections 2.7(f) and (g), each Swingline Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the Swingline Interest Rate.

           (e) Interest on each Loan shall be payable in arrears an each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of any LIBOR Loans or CD Rate Loans for the portion of the Loans so prepaid, and, in the case of conversion of any Reference Rate Loan, on the date of conversion thereof into a LIBOR Loan or a CD Rate Loan.

           (f) After acceleration, and after as well as before any entry of judgment thereon, and at the election of the Documentation Agent or the Required Banks during any period while a Guarantor Event of Default or, with respect to a particular Borrower, a Borrower Event of Default as to such Borrower, is continuing, each Borrower affected shall pay interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Loans made to it which are due and unpaid, at a rate per annum which is determined by increasing the rate(s) of interest then in effect by 2% per annum; provided, however, that, if a Guarantor Event of Default (or, with respect to such Borrower, a Borrower Event of Default) has occurred and is continuing and the Documentation Agent or the Required Banks have so elected, on and after the expiration of the Interest Period applicable to any LIBOR Loan or CD Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a fluctuating rate per annum equal to the Reference Rate plus 2% (the "Default Rate").

           (g) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the applicable Borrower(s) shall pay such Bank interest at the highest rate permitted by applicable law.

           Section 2.8 Computation of Fees and Interest.

           (a) All computation of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from and including the first day thereof to but excluding the last day thereof. Any interest or fees not paid when due after any applicable grace period shall bear interest at the Default Rate.

           (b) The Documentation Agent will, with reasonable promptness, notify the Borrowers, Guarantor and the Banks of each determination of LIBOR, the CD Rate and the Reference Rate; provided that any failure to do so shall not relieve the Borrowers of any liability hereunder. The Documentation Agent will, with reasonable promptness, notify the Borrowers, Guarantor and the Banks of the effective date and the amount of any change in the Debt Rating resulting in a change in the applicable rate of interest or fees, provided, that any failure to do so shall not relieve the Borrowers of any liability hereunder.

           (c) Each determination of an interest rate by the Documentation Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Documentation Agent, at the request of any Borrower or any Bank, will deliver to such Borrower or such Bank, as the case may be, a statement showing the quotations used by the Documentation Agent in determining any interest rate.

           (d) If any Reference Bank's Commitment shall terminate (otherwise than on termination of the Total Commitment), or for any reason whatsoever either Reference Bank shall cease to be a Bank hereunder, then such Reference Bank shall thereupon cease to be a Reference Bank, and, when necessary (until such Reference Bank shall have been replaced pursuant to Section 2.8(e), LIBOR and the CD Rate shall be determined on the basis of the rates as notified by the remaining Reference Bank.

           (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Documentation Agent as contemplated hereby.
      If either Reference Bank shall be unable or otherwise fail to supply such rates to the Documentation Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank. Guarantor and the Documentation Agent may select a new Reference Bank to replace any Reference Bank that shall cease to be a Bank hereunder or that fails to supply rates as required hereunder.

           Section 2.9 Mandatory, Reduction of the Commitments. If at any time for any Project, the principal amount of a Loan by any Bank for such Project exceeds the Project Commitment of such Bank then in effect with respect to such Project, the applicable Borrower shall immediately prepay the Loan Obligations incurred with respect to such Project, and the Note evidencing such Loan Obligations, in a principal amount equal to such excess. If any Guarantor Event of Default shall have occurred and the Documentation Agent shall have notified the Borrowers of the election of the Required Banks to take any action specified in Section 7.1, the Commitment and each Project Commitment and Non-Project Commitment of each Bank shall be automatically reduced to $0 without any action on the part of or the giving of notice to any

      Borrower by the Documentation Agent or any Bank. If a Borrower Event of Default shall have occurred and the Documentation Agent shall have notified the relevant Borrower of the election of the Required Banks to take any action specified in Section 7.2, the Project Commitment of each Bank for all Projects of such Borrower shall be automatically reduced to $0 without any action on the part of or the giving of notice to such Borrower by the Documentation Agent or any Bank.

           Section 2.10 Voluntary Reduction of the Total Commitment. After the Initial Borrowing Date, Kmart Corporation (which the Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose) shall have the right, upon at least five (5) Business Days, prior written notice to the Documentation Agent, without premium or penalty, to permanently reduce or terminate the unutilized portion of the Unallocated Total Commitment of the Banks, in whole at any time or in part from time to time, in a minimum amount of $10 million (unless the amount of such Unallocated Total Commitment at such time is less than $10 million, in which case, in an amount equal to the amount of such Unallocated Total Commitment at such time) and, if such reduction is greater than $10 million, in an integral multiple of $5 million, provided that any such reduction shall apply proportionately to the Commitment of each of the Banks. The Total Commitment shall not be so reduced below the aggregate principal amount of outstanding Loans nor shall the Total Commitment be reduced below the amount of the aggregate of the Total Project Commitment and the aggregate of all Non-Project Commitments at such time.

           Section 2.11 Voluntary Prepayments of the Loan Obligations. Any Borrower may, as hereinafter provided, prepay the Loan Obligations of such Borrower, and the Notes evidencing the same, in whole at any time or in part from time to time as provided herein, without premium or penalty, but subject to the provisions of Article III. Any partial prepayment of the Loan Obligations of such Borrower pursuant to this Section 2.11 shall be in a minimum aggregate amount of not less than $1 million. The relevant Borrower shall irrevocably give notice (by telegram or telecopier, or by telephone (confirmed in writing promptly thereafter)) to the Documentation Agent (which shall promptly advise each other Bank) of each proposed prepayment hereunder, prior to 10:00 a.m., New York City time, on the second Business Day prior to the proposed prepayment date, which notice shall specify the proposed prepayment date (which shall be a Business Day) and the aggregate principal amount of the proposed prepayment and the Project or Projects (and the Notes) to which such prepayment applies. Upon giving of such irrevocable notice, the amount specified to be prepaid shall become due and payable in full on the date specified in such notice. Neither the Total Commitment nor the Commitment of any Bank shall be reduced pursuant to any such prepayment, unless the Borrowers shall have requested such a reduction in compliance with the provisions of Section 2.10.

           Section 2.12 Mandatory Prepayment of the Loan Obligations.

           (a) If any Non-Kmart Borrower receives any Net Proceeds with respect to any Project (whether in cash or securities), then such Borrower shall prepay any outstanding Loans relating to such Project, and the Notes evidencing the same, promptly (but in any event within five (5) Business Days) to the extent of such proceeds for the ratable benefit of the Banks;

           (b) If any Borrower receives any proceeds of a refinancing incurred in connection with a Permitted Third Party Mortgage Lien, then such Borrower shall immediately prepay any outstanding Loans relating to the Project encumbered by such Permitted Third Party Mortgage, and the Notes evidencing such Loans, to the extent of such proceeds (net of the cost of such refinancing) and, in the event such proceeds are not sufficient to pay in full all of the Project Loans (and Notes evidencing such Loans) for such Project, then such Borrower shall, not later than six (6) months after the date such Permitted Third Party Mortgage is incurred (or at such earlier date as required by this Agreement, if applicable), pay in full the unpaid principal balance of the Project Loans for such Project and the Notes evidencing such Loans, together with accrued interest thereon, and any Project Commitment with respect to such Project shall thereupon terminate.

           (c) Prepayments made pursuant to this Section 2.12 shall be treated according to Section 2.13 to the extent that they are to be applied to LIBOR Loans or CD Rate Loans for which the relevant Interest Period has not expired at the time of prepayment. Prepayments made pursuant to this Section 2.12 shall be treated according to Section 2.14 for determining the order of application of prepayments to the Loans.

           Section 2.13 Other Provisions With Respect to Prepayments. Except as otherwise provided herein, any repayment of a LIBOR Loan or a CD Rate Loan which shall be made prior to the end of the applicable Interest Period for such Loan shall be subject to the provisions of Article III hereof. Subject to the obligations of the Documentation Agent provided for in this Section 2.13, at the option of Kmart Corporation (as agent for the affected Borrower), any monies otherwise required to be used to repay such LIBOR Loan or CD Rate Loan may be so applied provided that such Borrower concurrently pays any amount due under Article III hereof in respect of such prepayment; otherwise if the relevant Interest Period for such LIBOR Loan or CD Rate Loan has not expired such funds (the "Deposited Monies") shall, until the end of the applicable Interest
      Period when the Deposited Monies shall be applied to make such prepayment, be held in trust by the Documentation Agent (or, at the Documentation Agent's option, as cash collateral) for the Banks in a non-interest bearing account and the relevant Borrower shall have no right to or interest in such funds and such funds shall be used to prepay such LIBOR Loan or CD Rate Loan at the end of the applicable Interest Period; provided, however, that any funds held in such account shall be invested by the Documentation Agent (to the extent the Documentation Agent is able to do so) on behalf of the relevant Borrower at the direction of such Borrower in Permitted Investments selected by such Borrower and having a maturity not exceeding the Business Day prior to the end of the relevant Interest Period. Interest on the applicable Project Loan Obligations shall continue to accrue until the Deposited Monies are applied to the prepayment thereof. Any such investments shall be held by the Documentation Agent or under the control of the Documentation Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to such repayment of such Loans and any interest thereon with the Deposited Monies, paid to the relevant Borrower; provided that any loss resulting from such investments shall be charged to and be immediately payable by such Borrower upon demand of the Documentation Agent. A prepayment so made by the Documentation Agent from such Deposited Monies shall be treated as a prepayment, by such Borrower pursuant to Section 2.12 (except that such prepayment shall not be subject to the minimum prepayment amount requirements of Section 2.12) and shall be otherwise governed by such Section.

           Section 2.14 Order of Prepayments and Payments.

           (a) All prepayments of principal made by any Borrower pursuant to Sections 2.12 and 2.13 shall be applied to the payment of the outstanding balance of any applicable Project Loan and the Note evidencing the same as directed by such Borrower with respect to breakage of Interest Periods, provided that no Guarantor Event of Default has occurred and is then continuing and no Borrower Event of Default as to such Borrower has occurred and is then continuing. Any prepayment of principal made after the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default as to the applicable Borrower shall be applied against the Loan Obligations of such Borrower and the Notes evidencing the same as the Documentation Agent shall, in its sole discretion, determine.

           (b) Any prepayments of a Loan pursuant to Sections 2.12 and 2.13 shall permanently reduce by a like amount the pro rata Project Commitment of each of the Banks corresponding to the Project Loan so prepaid.

           Section 2.15 Fees.

           (a) From and after the date hereof the Borrowers shall pay in Dollars to the Documentation Agent for the pro rata distribution to each Bank a facility fee in an amount equal to the Total Commitments in effect for each day (regardless of utilization), at a rate per annum, as follows: (1) .125% if Level I Status exists on such day, (2) .1375% if Level II Status exists on such day, (3)

      .1875% if Level III Status exists on such day, and (4) .2500% if Level IV Status exists on such day. Such facility fee shall accrue from the Closing Date to the Termination Date and shall be computed for each calendar quarter and be payable quarterly in arrears on each January 15, April 15, July 15 and October 15 (and on the Termination Date), commencing with January 15, 1995, and ending on the Termination Date. Such fee shall be allocated among the Borrowers as follows: (i) if no Guarantor Event of Default has occurred and is continuing, in such manner as Guarantor shall designate from time to time or, if no designation is made, pro rata to each Borrower in proportion to its aggregate Project Commitments and Non-Project Commitments outstanding as of the date such fee is payable; and (ii) if a Guarantor Event of Default shall have occurred and be continuing, then pro rata to each Borrower, in proportion to its respective Project Commitments and Non-Project Commitments as of the date such fee is payable or, if no Project Commitments and Non-Project Commitments are then outstanding, equally to each Borrower.

           (b) Syndication Fees. Guarantor shall pay in Dollars to the Arrangers on the Closing Date fees in the amount set forth in a letter agreement between Guarantor and BT and BofA dated August 29, 1994.

           (c) Administration Fees. Guarantor shall pay to the Documentation Agent administration and transaction fees in Dollars in the amounts and at the times set forth in a letter agreement between Guarantor and BT and BofA dated August 29, 1994.

           Section 2.16 Responsibility for Making Loans. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitment hereunder.

           Section 2.17 Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Documentation Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Documentation Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Documentation Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Documentation Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

           Section 2.18 Payments by the Borrowers.

           (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Documentation Agent at its Payment Office for the ratable account of the Banks in Dollars and in immediately available funds, no later than (unless otherwise waived by the Documentation Agent with respect to a payment) 2:00 p.m. (New York City time) on the date specified herein.
      The Documentation Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Documentation Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

           (b) Except as otherwise set forth in the definition of Interest Period, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           (c) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such borrower will not make such payment in full, the Documentation Agent may assume that the Borrower has made such payment in full to the Documentation Agent as required hereunder on such date and the Documentation Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have made such payment in full to the Documentation Agent, each Bank shall repay to the Documentation Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount was distributed to such Bank until the date such Bank repays such amount to the Documentation Agent at the Federal Funds Rate.

         Section 2.19   Payments by the Banks to the Documentation Agent.

         (a) Unless the Documentation Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one (1) Business Day prior to the date of the proposed Borrowing, that such Bank will not make available to the Documentation Agent for the account of the applicable Borrower the amount of that Bank's share of Loans included in the Borrowing, the Documentation Agent may assume that each Bank has made such amount available to the Documentation Agent as required hereunder on the borrowing date and the Documentation Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Documentation Agent and the Documentation Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Documentation Agent, together with interest at the Federal Funds Rate, in each case as in effect for each such day. A certificate of the Documentation Agent submitted to any Bank with respect to amounts owing under this Section 2.19(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Documentation Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Documentation Agent on the next Business Day following the date of such Borrowing, the Documentation Agent shall notify the applicable Borrower of such failure to fund and, upon demand by the Documentation Agent, such Borrower shall pay such amount to the Documentation Agent for the Documentation Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing without making or being responsible for any payment under Article III.

         (b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

         Section 2.20   Sharing of Payments, Etc.

         (a) If, other than as expressly set forth elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (x) notify the Documentation Agent of such fact, and (y) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's Pro Rata Share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the Purchasing Bank in respect of the total amount so recovered. The Documentation Agent will keep records (which shall be conclusive and binding in the absence of manifest error) , of participations purchased pursuant to this Section 2.20(a) and will in each case notify the Banks and the Borrowers following any such purchases.

         (b) Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.20 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 9.7) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

         (c) Nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of any Borrower.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1  Taxes.

         (a) All payments of principal of and interest on the Loans (other than Reference Rate Loans) shall be made by the applicable Borrower(s) without set-off or counterclaim for or on account of, and free and clear of, and without deduction or withholding for, or on account of, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

         (b) Each Borrower agrees to indemnify and hold harmless each Bank and the Documentation Agent for the full amount of Taxes or

Other Taxes imposed by any jurisdiction on amounts payable under this Section
3.1 paid by such Bank or the Documentation Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date any Bank or the Documentation Agent makes written demand therefor.

         (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Documentation Agent, then:

                 (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.1) such Bank or the Documentation Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                 (ii) such Borrower shall make such deductions and withholdings;

                 (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                 (iv) such Borrower shall also pay to each Bank or the Documentation Agent for the account of such Bank or the Documentation Agent, at the time interest is paid, all additional amounts which the respective Bank or the Documentation Agent specifies as necessary to preserve the after-tax yield such Bank or the Documentation Agent would have received if such Taxes or Other Taxes had not been imposed.

         (d) Within thirty (30) days after its receipt thereof, such Borrower shall furnish the Documentation Agent the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes, or other evidence of payment satisfactory to the Documentation Agent.

         (e) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that it will comply with the requirements of Section 2.17 hereof and further agrees that if such Bank claims or is entitled to claim exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Documentation Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, each Borrower or the Documentation Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 3.1(e). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Borrowers or the Documentation Agent sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (f) Notwithstanding anything herein to the contrary, no Borrower will be required to pay any additional amounts in respect of Taxes described below:

                 (i) if such Bank shall have delivered to the Borrowers and the Documentation Agent a Form 4224 or a Form 1001 in respect of its Lending Office and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by such Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 or Form 1001, as applicable;

                 (ii) taxes that are imposed as a result of any sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Bank of any interest in such Bank's Commitment, Loans or the Loan Documents, unless such sale, assignment, transfer or disposition by such Bank takes place while a Borrower Event of Default or Guarantor Event of Default has occurred and is continuing or pursuant to Section 3.3(c);

                 (iii) taxes to the extent resulting from (A) the gross negligence, fraud or willful misconduct of a Bank or the Documentation Agent, (B) any act or omission of a Bank or the Documentation Agent that is in violation of any of the terms of the Loan Documents, or (C) the inaccuracy or breach of any representation, warranty or covenant by a Bank or the Documentation Agent in any document required to be furnished thereby.

         (g) If any Borrower is required to pay additional amounts to any Bank pursuant to this Section 3.1, then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue if such change in the judgment of such Bank is not otherwise materially disadvantageous to such Bank.

         (h) If any Bank or the Documentation Agent receives a written notification from a taxing authority of proposed taxes for which an amount may be payable by any Borrower in accordance with this Section 3.1, such Bank or the Documentation Agent shall notify such Borrower promptly after receipt of such notification and shall furnish such Borrower with such related information as such Borrower may reasonably request. If requested by any Borrower in writing, such Bank or the Documentation Agent shall in good faith diligently contest (including pursuing all judicial appeals as of right, if any) the validity, applicability and amount of such Taxes or Other Taxes; provided, that
(x) prior to taking such action such Borrower shall have agreed to indemnify such Bank or the Documentation Agent for all reasonable out of pocket costs and expenses that such indemnitee may incur in connection with contest such claim and (y) the amount of such claim, when aggregated with all amounts owing to such Bank under comparable provisions of the Other Credit Facilities to which such Bank is a party, shall exceed $5,000.

         (i) Each bank receiving a receipt or other evidence of payment pursuant to Section 3.1(d) shall reimburse the applicable Borrower for the amount of any credit or other economic benefit available to such Bank by reason or on account of such payment by such Borrower or such Bank's possession of such receipt or other evidence of payment under any tax, levy, impost, duty, fee, assessment or other charge of any nature imposed by any Governmental Authority applicable to such Bank. The amount of such reimbursement calculated by such Bank shall be conclusive and binding absent manifest error in computation.

         3.2 Inability to Determine Rates. If and to the extent that market or other conditions existing in the domestic money market relevant to CD Rate Loans or in the London inter-bank market relevant to LIBOR Loans make it impossible or impracticable for the Banks to make such Loans, then the obligations of the Banks to make CD Rate Loans or LIBOR Loans, as applicable, and the right of any Borrower to originate, continue or convert any Loan as or to a CD Rate Loan or a LIBOR Loan shall be suspended until the circumstances giving rise to such suspension shall no longer exist.

         Upon receipt from the Documentation Agent of a notice of the Banks' inability to make, convert or continue the requested Loan due to any of the reasons referred to above, notwithstanding anything in this Agreement to the contrary, any Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If such Borrower does not revoke such notice relating to a LIBOR Loan or CD Rate Loan, the Banks shall, with respect to such LIBOR Loan or CD Rate Loan only, make or convert such Loan in the amount specified in the applicable notice submitted by such Borrower, but such Loan shall be made as or converted into a Reference Rate Committed Loan instead of a LIBOR Loan or a CD Rate Loan. Except as provided in the immediately preceding sentence, if, notwithstanding the provisions of this Section 3.2, any Bank has made available to any Borrower its Commitment Percentage of any such proposed Loan, then such Borrower shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

          3.3    Increased Costs; Capital Adequacy.

         (a) If, after the Closing Date, a Bank shall reasonably determine that any change in applicable laws, rules or regulations or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law):

                 (i) shall change the basis of taxation to such Bank of any amounts payable by any Borrower under this Agreement (other than taxes imposed on or measured by the overall income of such Bank in the jurisdiction in which such Bank has its principal office), or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank with respect to this Agreement or any Note, or

                 (iii) shall impose any other condition with respect to this Agreement or any Note,

and the result of any of the foregoing is to increase the cost to such Bank or to reduce the amount of any sum receivable by such Bank with respect to making or maintaining any CD Rate Loan or LIBOR Loan by an amount reasonably deemed by such Bank to be material, then such Borrower shall from time to time, upon written demand by such Bank, pay to such Bank additional amounts sufficient to compensate such Bank for any such increased cost or reduced sum receivable to the extent resulting from outstanding CD Rate Loans or LIBOR Loans and not compensated in connection with the computation of the CD Rate or LIBOR (as applicable).

         (b) If any Bank shall have determined that (i) the introduction of any Capital Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) with any such change in Capital Adequacy Regulations, affects or would affect the amount of capital required or expected to be maintained by such Bank and (taking into consideration such Bank's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased by an amount deemed material by such Bank as a consequence of its Commitment, Loans (other than

Reference Rate Loans) or other obligations under this Agreement, then, upon demand of such Bank to such Borrower through the Agent, such Borrower shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate for such increase.

         (c) Upon receipt of notice from any Bank of a claim for compensation under this Section 3.3, the applicable Borrower(s) shall be afforded ninety (90) days to find a replacement financial institution reasonably acceptable to the Documentation Agent and, if an acceptable replacement financial institution is available such replacement institution will purchase such Bank's Loans and Commitment and other interests under the Loan Documents in accordance with Section 9.9 or such Bank will withdraw such request for payment.

         (d) A detailed statement as to the amount of such increased cost or reduced sum receivable, along with documentation supporting the payment of such amount under this subsection, shall be prepared by such Bank and submitted to the applicable Borrower(s) (with a copy to the Documentation Agent) with such Bank's written demand. Such Bank's statement of such increased cost or reduced sum receivable shall be prima facie evidence of such increased cost or reduced sum absent manifest error.

         3.4 Illegality. If any Bank shall determine that, after the date hereof, (i) the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its Lending Office to make any Loan of the Type requested by a Borrower, then, on notice thereof by such Bank to the applicable Borrower(s) through the Documentation Agent, the obligation of such Bank to make any such Loans shall be suspended until such Bank shall have notified the Documentation Agent and such Borrower(s) that the circumstances giving rise to such determination no longer exists.

         If a Bank shall determine that it is unlawful to maintain any Loan then outstanding, then, on notice thereof by such Bank to the applicable Borrower(s) through the Documentation Agent, such Borrowers shall prepay in full all such Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Loans.

         If any Borrower is required to prepay any LIBOR Loan or CD Rate Loan as provided in the preceding paragraph of this Section 3.4, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

         3.5 Funding Losses. Each Borrower agrees to reimburse each Bank and to hold each Bank harmless from any loss, cost or expense which such Bank may sustain or incur as a consequence of:

                 (a) any failure by such Borrower to borrow, or to continue or convert a Loan (other than a Reference Rate Loan) after it has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be;

                 (b) any payment by it of a LIBOR Loan or a CD Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

                 (c) the conversion of a LIBOR Loan or a CD Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period;

by paying to each Bank, on demand by such Bank, an additional amount equal to the amount of any interest which such Bank would have earned for the remainder of the Interest Period in question reduced by the amount of income earned by such Bank during such Interest Period with respect to the amount prepaid or not borrowed (the "Loss"). A detailed statement as to the amount of such Loss, prepared by the Bank incurring the same, shall be prima facie evidence of such Loss absent manifest error.

         3.6 Survival. The agreements and obligations of each Borrower in this Article III shall survive the payment of all of such Borrower's Loan Obligations.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Non-Kmart Borrowers. Each Non-Kmart Borrower represents and warrants to the Documentation Agent and to each Bank with respect to itself and its partners or joint venturers, as follows:

         (a) Organization, Standing, etc. Such Non-Kmart Borrower is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its organization. Such Non-Kmart Borrower has all requisite corporate or partnership power and authority to own and operate the Projects which are the subject of Loans made to such Borrower hereunder and to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and all other agreements and instruments executed and delivered by it pursuant to or in connection with any Loan Document to which it is a party.

         (b) Organizational Documents. A complete and correct copy of each of the Organizational Documents of such Non-Kmart Borrower in effect on the date of such Borrower's initial Borrowing has been delivered to the Documentation Agent.

         (c) Conflicting Agreements and Other Matters. The execution, delivery and performance by such Non-Kmart Borrower of each of the Loan Documents to which it is a party and all other agreements and instruments to be executed and delivered by such Borrower pursuant thereto or in connection herewith or therewith do not and will not:

                 (i) violate any provisions of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to such Borrower;

                 (ii) conflict with or result in a breach of or constitute a tortious interference with or constitute a default under the Organizational Documents of such Borrower or any indenture or loan or credit agreement, or any other agreement or instrument, to which such Borrower is a party or by which such Borrower or any of its properties may be bound or affected, or any governmental permit, license or order;

                 (iii) result in (except for Permitted Liens) or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower; or

                 (iv) require any approval or consent of any Person, except for such approvals or consents which will have been obtained before the date hereof.

Such Non-Kmart Borrower is not in default under or in violation of any such law, rule, regulation, license, order, permit, writ, judgment, decree, determination, award, indenture, agreement or instrument described above or under its organizational documents the consequences of which default or violation would materially and adversely affect the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower.

         (d) Due Execution, etc. The execution, delivery and performance of each of the Loan Documents to which such Non-Kmart Borrower is a party and the consummation of the transactions on its part contemplated thereby, have been duly authorized by all necessary corporate or partnership proceedings and no other proceedings on the part of such Borrower are necessary to authorize each of the Loan Documents to which such Borrower is a party. Each of the Loan Documents to which it is a party and each other agreement or instrument executed and delivered by such Borrower pursuant hereto or thereto or in connection herewith or therewith has been duly executed and delivered by such Borrower and constitutes or will constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors, rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies). Each of the Loan Documents to which such Borrower is a party is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions of the Loan Documents delivered to the Documentation Agent pursuant to Section 6.1 or 6.2 hereof without the prior written consent of the Required Banks or all the Banks, as applicable, and such Borrower has performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Borrowing Date, and no default by such Borrower or any of the other parties thereto exists thereunder.

         (e) Title to and Condition of Properties. Such Non-Kmart Borrower is the owner of fee simple title to each Project, or, with respect to the real estate on which a Project is located, the lessee under a valid ground lease having an unexpired term of not less than twenty-five (25) years, which is the subject of any Loans hereunder, subject only to Permitted Liens, rights of Kmart Corporation under the related APUC and as lessee under the related lease(s) of such Project(s) and rights of existing lenders in respect of such Project(s) securing indebtedness owed to such lenders.

         (f)     Litigation, Proceedings, Licenses, Permits; etc.
There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Non-Kmart Borrower after due inquiry, threatened against or affecting it or any of its Subsidiaries or any of its or their respective properties before any court, governmental agency or regulatory authority (foreign, Federal, state or local), which, if determined adversely to such Borrower or any of its Subsidiaries, (i) would enjoin or otherwise materially interfere with any Project or the transactions contemplated by the Loan Documents, or (ii) would (individually or in the aggregate) materially impair such Borrower's or any of its Subsidiaries' ability to perform fully any obligations on a timely basis which any of them has under or in connection with any Loan Document. Neither such Borrower nor any of its Subsidiaries, (i) is in default with respect to any order of any court, arbitrator or governmental body or is subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (ii) has violated or is in violation of any statute, rule or regulation of any governmental authority in each case where such violation or default would materially and adversely affect any Project or the transactions contemplated by the Loan Documents. Such Borrower and each of its Subsidiaries have been and are current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to own or lease and operate any Project.

         (g) Governmental Consents, etc. Except as already received by such Non-Kmart Borrower as of the date hereof, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person is required in connection with the execution, delivery and performance by such Borrower of this Agreement or any Loan Document to which it is or is to be a party.

         (h) Governmental Regulation. Neither such Non-Kmart Borrower nor any of its respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

         (i) Federal Reserve Regulations. Neither such Non-Kmart Borrower nor any of its respective Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G, T, U or X of the Board.

         (j) Disclosure. The Loan Documents and any other document, certificate or statement furnished or to be furnished to the Documentation Agent or any Bank by or on behalf of such Non-Kmart Borrower or any of its Subsidiaries in connection herewith or therewith do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make statements made by such Non-Kmart Borrower or any of its Subsidiaries contained herein and therein not misleading in light of the circumstances in which made.

         (k) Solvency. Such Non-Kmart Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by the Loan Documents to be executed by it.

         (l) Survival of Warranties. All representations and warranties of such Non-Kmart Borrower contained in this Agreement shall survive the execution and delivery of this Agreement and the termination hereof. Any modifications or supplements to the disclosures contained in this Agreement and provided by such Non-Kmart Borrower after the date hereof shall not be deemed a part of the Agreement until accepted in writing by the Banks or the Required Banks, as applicable.

        Section 4.2 Representations and Warranties of the Kmart Borrower. The Kmart Borrower represents and warrants to the Documentation Agent and to each Bank with respect to itself, as follows:

         (a) Organization and Good Standing. The Kmart Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business and is in good standing in each additional jurisdiction where failure to so qualify would have an effect which, when taken together with the simultaneous effect of failure to qualify in any other jurisdictions, would in the aggregate have a Material Adverse Effect.

         (b) Authorization; No Contravention. The execution, delivery and performance of this Agreement and the issuance of the Notes by the Kmart Borrower are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any Requirement of Law or of the terms of the Kmart Borrower's Articles of Incorporation or by-laws, or of any agreement, undertaking, contract or other obligation to which the Kmart Borrower is a party or by which it is bound.

         (c) Consents and Approvals. No consent, waiver, approval, notification of, or registration or filing with, any Governmental Authority or any non-governmental Person is required in connection with the execution and delivery by the Kmart Borrower of this Agreement or the Notes or the borrowing by the Kmart Borrower hereunder or in connection with the consummation of any transaction contemplated hereby, except those disclosed in Schedule 4.2(c) and which the Kmart Borrower has obtained or made.

         (d) Binding Effect. This Agreement is, and each Note when issued will be, valid, binding and enforceable against the Kmart Borrower in accordance with the terms thereof (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies).

         (e) Litigation. No litigation or governmental proceeding is pending or, to the knowledge of the Kmart Borrower, threatened, against the Kmart Borrower for which sufficient provision has not been made in the financial statements of the Kmart Borrower and which could have a material adverse effect on the Kmart Borrower's condition or business, financial or otherwise, or which purport to affect or pertain to this Agreement or any of the transactions contemplated hereby.

         (f) Financial Statements. The balance sheet as of January 26, 1994 and the related statements of income and stockholders' equity and cash flows, of the Kmart Borrower and its Subsidiaries contained in the most recent annual report of the Kmart Borrower to its stockholders have been audited and certified by Price Waterhouse, independent certified public accountants, and are complete and accurate in all material respects and present fairly the financial condition of the Kmart Borrower and its Subsidiaries as of the dates of such statements and the results of their operations for the periods covered thereby, in accordance with GAAP, consistently applied. The balance sheet as of July 27, 1994 and the related statements of income, stockholders' equity and cash flows, of the Kmart Borrower and its Subsidiaries contained in the most recent quarterly report of the Kmart Borrower filed with the U.S. Securities and Exchange Commission (the "SEC") on Form 10-Q are complete and accurate in all material respects and present fairly the financial condition of the Kmart Borrower and its Subsidiaries as of the dates of such statements and the results of their operations for the periods covered thereby, in accordance with GAAP, consistently applied.

         (g) Use of Proceeds; Margin Regulations. After applying the proceeds of any borrowings hereunder, not more than 25% of the value of the assets of the Kmart Borrower and its Subsidiaries will consist of "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board. The Kmart Borrower is not generally engaged in the business of purchasing or selling margin stock or extending credit for the purpose of purchasing or carrying margin stock.

         (h) No Default. No Unmatured Guarantor Event of Default or Guarantor Event of Default exists or would result from the incurring of any Obligations by it.

         (i) Taxes. The Kmart Borrower has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed up it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Kmart Borrower that could, if made, have a Material Adverse Effect.

         (j) Insurance. The properties and business of the Kmart Borrower are insured in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Kmart Borrower operates.

         (k) Compliance With Laws. The Kmart Borrower is in compliance with all applicable laws, rules and regulation (including environmental laws, rules and regulations and the Employee Retirement Income Security Act of 1976, as amended, and all regulations thereunder) except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

        Section 4.3 Representations and Warranties of the Bridge Borrowers. Each Bridge Borrower represents and warrants to the Documentation Agent and to each Bank with respect to itself and not with respect to the other Bridge Borrowers that, as of the date of this Agreement, no "Event of Default" or "Unmatured Event of Default" (as such terms are defined in the respective Bridge Agreements) exists under the Bridge Note or the Bridge Agreement to which such Bridge Borrower is a party.

                                   ARTICLE V

                                   COVENANTS

        Section 5.1 Affirmative Covenants of each Non-Kmart Borrower. Each Non-Kmart Borrower covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, such Non-Kmart Borrower will:

         (a) Furnish to Kmart Corporation, and to the Documentation Agent, for distribution to each Bank:

                 (i ) Within three (3) days after such Borrower shall have obtained knowledge of the occurrence of a Borrower Event of Default with respect to itself or of a Guarantor Event of Default, the written statement of a Responsible Officer of such Borrower setting forth the details of each such Event of Default which has occurred and is continuing and the action which such Borrower proposes to take with respect thereto.

                 (ii) Copies of any annual or interim financial statements required to be provided by such Borrower to its equity holders or partners by law or under its Organizational Documents, or to the Guarantor under any agreements between such Borrower and the Guarantor, as and when the same are provided to such equity holders or partners or the Guarantor.

                 (iii) Unless waived by the Guarantor, promptly following such Borrower's receipt thereof, copies of all financial or other reports or statements submitted to such Borrower by independent public accountants relating to any annual or interim audit of the books of such Borrower.

                 (iv) Promptly upon obtaining knowledge thereof, notice of any action, suit, proceeding or investigation pending or threatened against or affecting such Borrower or any of its properties before any court, governmental agency or regulatory authority (foreign, Federal, state or local), which, if determined adversely to such Borrower could materially impair such Borrower's ability to perform its obligations under the Loan Documents to which it is a party or could have a material adverse effect on any of its Projects.

                  (v) Such other information respecting the properties, business affairs, financial condition and/or operations of such Borrower as the Documentation Agent or any Bank may from time to time reasonably request.

         (b) Preserve and maintain its corporate or partnership (as applicable) existence.

         (c) Comply with all laws, rules, regulations and governmental orders (foreign, Federal, state and local) having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply could materially impair such Non-Kmart Borrower's ability to perform its obligations under the Loan Documents to which it is a party or could have a material adverse effect on any of its Projects.

         (d) Duly and punctually pay and perform its obligations under the Loan Documents in accordance with the terms thereof.

         (e) Permit the Documentation Agent or its representatives, at any reasonable time, and from time to time upon written notice and with the consent of the Guarantor, to visit and inspect any Project of such Non-Kmart Borrower, to examine and make copies of and take abstracts from its records and books of account, and to discuss its finances and accounts with its principal officers and, with the written consent of such Borrower, its independent public accountants and other agents.

         (f)  Keep, or cause to be kept, adequate records and books of account.

         (g) Use the proceeds of the Loans only for the purposes specified in the introduction to this Agreement.

         (h) Maintain or cause to be maintained each of its Projects in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty or condemnation, and make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice.

         (i) Maintain in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of each of its Projects; and notify the Documentation Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

         (j) Notify the Documentation Agent, in writing, promptly, and in any event within twenty (20) days after such Non-Kmart Borrower's learning thereof, of any:

                 (i) notice or claim to the effect that such Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

                 (ii) notice that such Borrower is subject to investigation by any governmental authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

                 (iii) notice that any property of such Borrower or any of its Projects is subject to an Environmental Lien;

                 (iv) notice of violation to such Borrower or awareness by such Borrower of a condition which might reasonably result in a notice of violation of any environmental, health or safety requirement under federal, state or local laws, which could materially impair such Borrower's ability to perform its obligations under the Loan Documents or could have a material adverse effect on any of its Projects;

                 (v) commencement or threat of, any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement under federal, state or local laws;

                 (vi) new or proposed changes to any existing environmental, health or safety requirement under federal, state or local laws that could materially impair such Borrower's ability to perform its obligations under the Loan Documents or could have a material adverse effect on any of its Projects; or

                 (vii) any proposed action by such Borrower that could subject such Borrower to environmental, health or safety liabilities, obligations or costs that could materially impair such Borrower's ability to perform its obligations under the

         Loan Documents or could have a material adverse effect on any of its Projects.

         Section 5.2 Negative Covenants of each Non-Kmart Borrower. Each Non-Kmart Borrower hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, such Non-Kmart Borrower will not nor will it permit any of its subsidiaries to:

         (a) Except for Permitted Liens: (i) Create, incur, assume or permit to exist any Lien on any of its Projects; or (ii) enter into or assume any other agreement containing a negative pledge with respect to its property that would prohibit such Non-Kmart Borrower from granting any Permitted Mortgage Lien or any Permitted Third Party Mortgage Lien on any of its Projects.

         (b) After the occurrence and during the continuance of a Borrower Event of Default with respect to such Non-Kmart Borrower (unless waived by the Guarantor) or a Guarantor Event of Default, declare or pay any dividend distribution, or purchase or redeem any shares of any equity interest or class of capital stock of such Borrower, or make any other payment or distribution on or in respect of any class of capital stock or ownership interest of such Borrower or set aside any amounts for any such purposes.

         (c) Merge or consolidate with or into any Person unless waived by the Guarantor.

         (d) Modify or amend any of such Non-Kmart Borrower's Organizational Documents unless waived by the Guarantor.

         Section 5.3 Affirmative Covenants of the Kmart Borrower. The Kmart Borrower covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

         (a) Payment of Taxes. The Kmart Borrower will pay, when due, all taxes assessed against the Kmart Borrower or its property and all other claims which may become a Lien upon any of its property, except to the extent that (a) the same are being contested in good faith by appropriate proceedings, and (b) adequate reserves for payment thereof have been established in accordance with GAAP.

         (b) Insurance. The Kmart Borrower will maintain insurance with respect to its properties and business in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Kmart Borrower operates.

         (c)  Preservation of Corporate Existence, Etc.    The Kmart Borrower
shall:

                 (i) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; and

                 (ii) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by Section 5.4(a) and dispositions of assets permitted by Section 5.4(b).

         (d) Maintenance of Property. The Kmart Borrower shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except as permitted by Section 5.4(b).

         (e) Compliance with Laws. The Kmart Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

         (f) Books and Records; Other Information. The Kmart Borrower shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Kmart Borrower, and will provide to the Documentation Agent and the Banks such other information as they may reasonably request and which is reasonably available to the Kmart Borrower or can be reasonably computed from the Kmart Borrower's books and records.

         (g) Financial Information. The Kmart Borrower shall deliver to the Documentation Agent for distribution to the Banks (and, if requested, with sufficient copies for each Bank):

                 (i) within sixty (60) days after the end of each of the first three (3) fiscal quarters of the Kmart Borrower, copies of (1) the consolidated balance sheet of the Kmart Borrower and its Subsidiaries as of the end of such quarter, (2) the consolidated statement of income of the Kmart Borrower and its Subsidiaries for such quarter and for the period from the end of the most recent fiscal year of the Kmart Borrower through the end of such quarter, (3) the consolidated statement of cash flows of the Kmart Borrower and its Subsidiaries for the period from the end of the most recent fiscal year of the Kmart Borrower through the end of such quarter, all prepared in accordance with GAAP and certified by a Responsible Officer as being a fair statement of results for the periods covered thereby, subject to ordinary year-end audit adjustments;

                 (ii) concurrently with the delivery of the financial statements referred to in Sections 5.3(g)(i) and (iii), a certificate duly completed and executed by a Responsible Officer, as to compliance by the Kmart Borrower with the covenants contained in Sections 5.4(d) and 5.4(e) hereof, and stating that no Unmatured Guarantor Event of Default or Guarantor Event of Default then exists (or, if any should then exist, identifying the same and stating any actions being taken by the Kmart Borrower with respect thereto);

                 (iii) within one hundred twenty (120) days after the end of each fiscal year of the Kmart Borrower, copies of (1) the consolidated balance sheet of the Kmart Borrower and its Subsidiaries as at the end of such fiscal year, (2) the consolidated statement of income of the Kmart Borrower and its Subsidiaries for such fiscal year, and (3) the consolidated statement of cash flows of the Kmart Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and certified by a nationally recognized independent public accounting firm; and

                 (iv) promptly, copies of all financial statements and reports that the Kmart Borrower sends to its shareholders and copies of all Forms 10K, 1OQ and 8K that the Kmart Borrower files with the SEC.

         (e)  Notices.

                 (i) The Kmart Borrower shall notify each Bank promptly, but not later than three (3) Business Days after the Kmart Borrower becomes aware thereof, of the occurrence of any Guarantor Event or Default.

                 (ii) The Kmart Borrower shall notify the Documentation Agent for distribution to the Banks promptly, but not later than three (3) Business Days after the Kmart Borrower becomes aware thereof, of the occurrence of:

                     (A)  any Unmatured Guarantor Event of Default;

                     (B) any Material Adverse Effect or any event or other development which could have a Material Adverse Effect;

                     (C)  any change in the Debt Rating by Moody's or S&P; or

                      (D)  any Reportable Event.

         Section 5.4 Negative Covenants of the Kmart Borrower. The Kmart Borrower hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

         (a) Consolidations and Mergers. The Kmart Borrower shall not merge or consolidate with any other Person, unless:

                 (i) the successor formed by or resulting from such consolidation or merger is the Kmart Borrower or a Subsidiary of the Kmart Borrower and, if the survivor is a Subsidiary of the Kmart Borrower, such Subsidiary shall affirm the Kmart Borrower's Obligations under the Loan Documents in writing; and

                 (ii)no Unmatured Guarantor Event of Default or Guarantor Event of Default shall have occurred and then be continuing or would arise after giving effect thereto.

         (b) Dispositions of Assets. The Kmart Borrower shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (i) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (iii) dispositions of inventory or equipment by the Kmart Borrower to any Subsidiary pursuant to reasonable business requirements; and

                 (iv) other dispositions of assets having, in any fiscal year of the Kmart Borrower, an aggregate book value not exceeding 10% of the Kmart Borrower's consolidated total assets as of the end of the most recently ended fiscal year of the Kmart Borrower, as reflected in the Kmart Borrower's balance sheet contained in its audited financial statements for such fiscal year;

provided, however, that this Section 5.4(b) shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Kmart Borrower, even if such an entity is no longer a Subsidiary of the Kmart Borrower, if (x) consideration received is fair market value (as determined by the Kmart Borrower), or (y) the Kmart Borrower's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Kmart Borrower.



       (c) Limitation on Liens. The Kmart Borrower shall not incur any Indebtedness which is secured by a Lien on any assets of the Kmart Borrower, whether now owned or hereafter acquired, unless concurrently with creation of any such Lien securing Indebtedness in an aggregate amount of $50,000,000 or more, the Kmart Borrower shall cause the Obligations and its obligations under the Other Credit Facilities to be equally and ratably secured by the same assets, provided, however, that such restriction shall not apply with respect to any of the following types of Liens:



             (i) Liens for taxes not delinquent or being contested in good faith;



             (ii) Liens created in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course;



             (iii) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or other interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Closing Date, or the acquisition after the Closing Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;



             (iv) mortgages on real property which is the sole security for Indebtedness the amount of which does not exceed the greater of the cost of such property and improvements or the fair market value thereof;



             (v) mortgages, security interests and Liens on assets of the Kmart Borrower existing on the Closing Date and set forth in Schedule 5.4(c), or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness and applying only to the same property or assets; and



             (vi) mortgages, security interests and Liens in connection with indebtedness under industrial revenue bond financings or similar government agency supported financings.

       (d)   EBITDAR Coverage Ratio.   The Kmart Borrower shall not permit its
ratio of


             (i) EBITDAR (measured as of the end of any fiscal quarter ending after the Closing Date for the four fiscal quarters then ended)

       to

             (ii) the sum of (1) consolidated net interest expense for such four fiscal quarter period plus (2) consolidated Rent Expense for such four fiscal quarter period to be less than 1.50 to 1.00.

       (e) Consolidated Net Worth. The Kmart Borrower shall not permit its Consolidated Net Worth at any time to be less than Four Billion Five Hundred Million Dollars ($4,500,000,000).



                                   ARTICLE VI
                              CONDITIONS OF CREDIT

       Section 6.1 Conditions Precedent to Occurrence of the Closing Date and Effectiveness of Agreement. The occurrence of the Closing Date and the binding effect of this Agreement on each Bank are subject to the condition that the Documentation Agent shall have received all of the following, in form and substance satisfactory to the Documentation Agent and each Bank, in sufficient copies for each Bank:



       (a) Credit Agreement and Notes. This Agreement, executed by the Kmart Borrower, the Documentation Agent and the Banks, and any Notes evidencing initial Loans to be made to the Kmart Borrower concurrently with the closing executed by the Kmart Borrower;



       (b)   By-laws; Resolutions; Incumbency.

             (i) Copies of the by-laws of the Kmart Borrower and of the resolutions of the board of directors of the Kmart Borrower approving and authorizing the execution, delivery and performance by the Kmart Borrower of this Agreement and the other Loan Documents to be delivered by it hereunder, and authorizing the borrowing of the Loans, each certified as of the Closing Date by the Secretary or an Assistant Secretary of the Kmart Borrower; and



             (ii) A certificate of the Secretary or Assistant Secretary of the Kmart Borrower certifying the names and true signatures of its respective officers authorized to execute and deliver and perform, as applicable, this Agreement and all other Loan Documents and notices to be executed or delivered by it hereunder;



       (c) Articles of Incorporation. A copy of the Kmart Borrower's Articles of Incorporation as in effect on the Closing Date, including any amendments thereto, certified by the Michigan Department of Commerce; and (ii) good standing certificates for the Kmart Borrower from the Michigan Department of Commerce and from the Secretaries of State of California and New York, each dated not earlier than October 1, 1994 and not more than seven (7) days prior to the Closing Date;



       (d)   Legal Opinions.

             (i) an opinion of A. N. Palizzi, counsel to the Kmart Borrower, and addressed to the Documentation Agent and the Banks, dated the Closing Date and in form and substance satisfactory to the Documentation Agent; and

             (ii) an opinion of Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel to the Kmart Borrower and addressed to the Documentation Agent and the Banks, dated the Closing Date and in form and substance satisfactory to the Documentation Agent.


       (e) Payment of Transaction Fees and Expenses. Evidence of payment of all costs, accrued and unpaid fees and expenses (including Attorney Costs) to the extent then due and payable on the Closing Date;



       (f) Certificate. A certificate signed by a Responsible Officer of the Kmart Borrower, dated as of the Closing Date, stating that:



             (i) the representations and warranties of the Kmart Borrower contained in Section 4.2 are true and correct on and as of such date, as though made on and as of such date;



             (ii) no Unmatured Guarantor Event of Default or Guarantor Event of Default exists as of the date of such certificate;


             (iii) no material adverse change in the assets, liabilities, business, operations or condition of the Kmart Borrower and its Subsidiaries has occurred since January 26, 1994;

             (iv) no default has occurred and is continuing in respect of any Indebtedness of the Kmart Borrower and its Subsidiaries with an aggregate principal amount in excess of $100,000,000; and

             (v) all consents and approvals required for the Kmart Borrower to consummate the transactions contemplated by this Agreement have been obtained or waived; and



             (vi) the Existing Facilities shall have been terminated and all Indebtedness outstanding thereunder has been satisfied;


       (g)  Financial Statements.    The financial statements of the
Kmart Borrower referred to in Section 4.2;



       (h) Other Credit Facilities. The Kmart Borrower shall have entered into the Other Credit Facilities and the conditions to closing thereunder shall have been satisfied.


       (i)   Other Documents.    Such other approvals, opinions or documents as
the Documentation Agent may reasonably request.


       Section 6.2 Conditions Precedent to Effectiveness of Agreement as to any Non-Kmart Borrower. The binding effect of this Agreement on each Bank with respect to a Non-Kmart Borrower is subject to the conditions that the Closing Date shall have occurred and the Documentation Agent shall have received all of the following in respect of such Non-Kmart Borrower, in form and substance satisfactory to the Documentation Agent and each Bank, in sufficient copies for each Bank:


       (a) Loan Documents. This Agreement, executed by such Non-Kmart Borrower, the Documentation Agent and the Banks, or an Additional Borrower Agreement executed by such Non-Kmart Borrower, the Guarantor and the Documentation Agent, together with Notes evidencing any Loans to be made to such Non-Kmart Borrower, executed by such Non-Kmart Borrower and an Assignment executed by such Non-Kmart Borrower with respect to each APUC relating to any Project as to which a Loan is being requested;


       (b)   Guaranty.  The Guaranty, executed by the Guarantor;

       (c)   Non-Kmart Borrower Organizational Documents; Resolutions;
Incumbency.


             (i) Copies of the Organizational Documents for such Non-Kmart Borrower, and each general partner of each such Non-Kmart Borrower which is a partnership, and of the resolutions of the board of directors of such Non-Kmart Borrower (or its general partner) approving and authorizing the execution, delivery and performance by such Non-Kmart Borrower of this Agreement and the other Loan Documents to be delivered by it hereunder, and authorizing the borrowing of the Loans, each certified as of the relevant date by the Secretary or an Assistant Secretary of such Non-Kmart Borrower (or its general partner); and

             (ii) A certificate of the Secretary or Assistant Secretary of such Non-Kmart Borrower (or its general partner) certifying the names and true signatures of its respective officers authorized to execute and deliver and perform, as applicable, this Agreement and all other Loan Documents and notices to be executed or delivered by it hereunder;


       (d) Guarantor Organizational Documents; Resolutions; Incumbency. Each of the following items; provided, that any item described in (i), (ii) or
(iii) below shall not be required if the Guarantor states in writing to the Documentation Agent that the same would be identical (except for the date thereof) to the comparable delivery made by the Kmart Borrower pursuant to
Section 6.1 hereof in connection with the Closing Date:



             (i) Copies of the Organizational Documents of the Guarantor, and of the resolutions of the board of directors of the Guarantor approving and authorizing the execution, delivery and performance by the Guarantor of the Guaranty and all other Loan Documents to be executed and performed by the Guarantor, each certified by the Secretary or an Assistant Secretary of the Guarantor; and


             (i) A certificate of the Secretary or Assistant Secretary of the Guarantor certifying the names and true signatures of its respective officers authorized to execute and deliver and perform, as applicable, the Guaranty and all other Loan Documents and notices to be executed or delivered by it hereunder; and


             (iii) A certificate signed by a Responsible Officer of Guarantor dated as of the relevant date, stating that:

                    (A) the representations and warranties of Guarantor contained in Section 4.2 hereof are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and


                    (B) no Unmatured Guarantor Event of Default or Guarantor Event of Default exists or would result from the initial Borrowing by such Non-Kmart Borrower;


       (e)   Legal Opinions.

             (i) an opinion of A. N. Palizzi, counsel to the Guarantor, and addressed to the Documentation Agent and the Banks, dated the date of the Guaranty and in form and substance satisfactory to the Documentation Agent; and

             (ii) an opinion of Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel to the Guarantor and addressed to the Documentation Agent and the Banks, dated the date of the Guaranty and in form and substance satisfactory to the Documentation Agent; and



             (iii) such opinions of counsel to such Non-Kmart Borrower as may be reasonably requested by the Documentation Agent;



             (f) Such other approvals, opinions or documents as the Documentation Agent may reasonably request.


       Section 6.3 Conditions Precedent to any Project Borrowing. In addition to the occurrence of the Closing Date and, in the case of a Non-Kmart Borrower, the satisfaction of the conditions set forth in Section 6.2, the right of any Borrower to make a Project Borrowing and the Obligation of the Banks to make the Project Loan under this Agreement to such Borrower shall be subject to the fulfillment, at or prior to the time of the making of such Project Loan, of each of the following conditions:



       (a) The Documentation Agent shall have received an Allocation Request with respect to such Project, together with a Notice of Borrowing with respect to the requested Loan, and duly executed Notes in accordance with Section 2.2(b) hereof, and shall have established a Project Commitment Amount in accordance with the terms of this Agreement.


       (b) The Guarantor or such Non-Kmart Borrower shall have paid the Documentation Agent all costs, accrued and unpaid fees and expenses then due and payable by either of them with respect to such Borrowing.


       (c) The Documentation Agent shall have received all relevant Payoff Letters with respect to such Project, each dated within ten (10) days of the requested date of funding of such Project Loan.


       (d) The representations and warranties contained in this Agreement with respect to such Borrower and all of its Projects shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);


       (e) No Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default or Unmatured Borrower Event of Default with respect to such Borrower shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing; and

       (f) The Documentation Agent shall have received such other instruments, documents and opinions as the Documentation Agent shall reasonably request in connection with such Loan, and all such instruments, documents and opinions shall be reasonably satisfactory to the Documentation Agent.


       Section 6.4 Conditions Precedent to All Borrowings (other than a Roll-Over Borrowing). In addition to the occurrence of the Closing Date, and, in the case of a Non-Kmart Borrower, the satisfaction of the conditions set forth in Section 6.2, and with respect to any Project Borrowing, satisfaction of the conditions set forth in Section 6.3, the right of any Borrower to make any Borrowing (other than a Roll-Over Borrowing) hereunder and the obligation of each Bank to make a Loan in respect of any such Borrowing hereunder in each case shall be subject to the fulfillment at or prior to the time of the making of such Borrowing of each of the following conditions:

       (a) The representations and warranties contained in this Agreement with respect to such Borrower shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);


       (b) No Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default or Unmatured Borrower Event of Default with respect to such Borrower shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing.


Each Notice of Borrowing submitted by any Borrower hereunder shall constitute a representation and warranty by it, as of the date of each such notice and as of the Borrowing Date relating thereto, that the conditions in this Section 6.4 are satisfied.


       Section 6.5 Conditions Precedent to All Roll-Over Borrowings. The right of any Borrower to make any Roll-Over Borrowing hereunder and the obligation of each Bank to make any Roll-Over Borrowing hereunder shall be subject to the condition that the Loan Obligations of such Borrower shall not have been accelerated.



                                  ARTICLE VII

                               EVENTS OF DEFAULT


       Section 7.1 Guarantor Events of Default. If any of the following events, acts, occurrences or state of facts (herein called a "Guarantor Event of Default") shall occur or exist (for any resason whatsoever, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


             (a) Guarantor shall fail to comply with any of its covenants or agreements contained in the Guaranty and such failure shall continue unremedied beyond any cure or grace period set forth therein with respect thereto; or


             (b) any representation or warranty of Guarantor contained in this Agreement or the Guaranty proves to be inaccurate or untrue in any material respect on or as of the date made or deemed made; or


             (c) (i) The Guarantor fails to make any payment of principal or interest or fees under any of the Other Credit Facilities when due after taking into account any applicable grace periods, or (ii) by reason of any action taken by the Guarantor with the intent and capacity promptly to satisfy any obligation of the Guarantor resulting therefrom, including, without limitation, the calling for payment by the Guarantor of any of its Indebtedness or the termination by the Guarantor of any of its Guaranty Obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Guarantor fails to perform or observe any condition or covenant or any other event shall occur or condition exists (other than with respect to matters described under clause (ii) immediately preceding) relating to Indebtedness (other than Indebtedness under the Other Credit Facilities) having an aggregate principal amount (including undrawn committed or available amounts) of more than One Hundred Million Dollars ($100,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity, or (iv) the Guarantor fails to pay any such other Indebtedness in full at its stated maturity; or


             (d) The occurrence of a Reportable Event with respect to the Guarantor which the PBGC deems grounds to terminate any employee pension benefit plan of the Guarantor or for the appointment of a trustee to administer such plan and such Reportable Event is not corrected and such determination by the PBGC is not revoked within thirty (30) days after notice thereof; or the institution of proceedings by the PBGC to terminate any such plan; or the appointment of a trustee to administer any such plan; or

             (e) A final judgment or judgments in excess of One Hundred Million Dollars ($100,000,000) shall be entered against the Guarantor by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or


             (f) The Guarantor (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or


             (g) (i) Any involuntary Insolvency Proceeding is commenced or filed against the Guarantor, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Guarantor's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is entered in any Insolvency Proceeding; or (iii) the Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its business.


             (h) The Guaranty shall cease for any reason to be in full force and effect or Guarantor shall disavow any of its obligations under the Guaranty;


then, and in any such event and at any time thereafter, the Documentation
Agent may and, at the direction of the Required Banks shall, take one or more of the following actions: (i) by written or oral or telephonic notice in the case of oral or telephonic notice confirmed in writing immediately thereafter) to Guarantor, as agent for the Borrowers, declare the Total Commitment and each Project Commitment to be terminated whereupon the Total Commitment and each Project Commitment shall forthwith terminate, and/or (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to each Borrower declare all sums then owing by such Borrower hereunder and under any Notes to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower. In cases of any occurrence of any event of default described in clause (f) or (g) of this
Section 7.1, the Commitments shall terminate and the Loans and the Notes, together with accrued interest thereon, shall automatically become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of kind, all of which are expressly waived, any provision of this Agreement or the Notes to the contrary notwithstanding and all other amounts payable by any Borrower hereunder or under any Notes shall also become immediately due and payable all without notice of any kind.

         Anything in this Section 7.1 to the contrary notwithstanding, the Documentation Agent shall, at the request of the Required Banks rescind and annul any acceleration of the Notes by written instrument filed with each Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Notes and all other sums payable under this Agreement and the Notes (except any principal and interest which has become due and payable solely by reason of such acceleration pursuant to this Section 7.1) shall have been duly paid in full, and (B) no other Guarantor Event of Default shall have occurred and be continuing which shall not have been waived pursuant to Section 9.1 hereof.

         Section 7.2 Borrower Events of Default. if any of the following events, acts, occurrences or state of facts (herein called a "Borrower Event of Default") shall occur or exist (for any reason whatsoever with respect to a Borrower, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) Such Borrower shall fail to pay, when and as required to be paid herein, any amount of principal of any Loan and such default shall continue unremedied for a period of two (2) Business Days after the date upon which notice thereof is received by such Borrower and the Guarantor from the Documentation Agent;

                 (b) Such Borrower shall fail to pay, when and as required to be paid herein, any interest or any fees payable hereunder and such default shall continue unremedied for a period of five (5) Business Days after the date upon which notice thereof is received by such Borrower and the Guarantor from the Documentation Agent; or

                 (c) Any representation or warranty on the part of such Borrower contained in any Loan Document shall have been incorrect in any material respect when made or deemed made

         (unless, with respect to any Non-Kmart Borrower, the Guarantor shall have notified the Documentation Agent in writing that the Guarantor requests the same be waived and no Guarantor Event of Default then exists, in which case the same shall be waived hereunder without further action by the Documentation Agent or the Banks);

                 (d) Such Borrower shall default in the performance or observance of any covenant or agreement on its part to be performed or observed hereunder or under any Loan Document and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof has been given to such Borrower and the Guarantor by the Documentation Agent (unless, with respect to any Non-Kmart Borrower, the Guarantor shall have notified the Documentation Agent in writing that the Guarantor requests the same be waived and no Guarantor Event of Default then exists, in which case the same shall be waived hereunder without further action by the Documentation Agent or the Banks);

                 (e) Such Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

                 (f) Involuntary proceedings or an involuntary petition shall be commenced or filed against such Borrower under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

                 (g) Such Borrower shall disavow its obligations under this Agreement or any Note or other Loan Document to which it is a party or shall deny that it has any or further obligations hereunder or thereunder (in each case other than by reason of the satisfaction of all of such Borrower's obligations hereunder and thereunder or the unlawful disavowal by any other party to such agreements of their respective obligations thereunder); or

                 (h) With respect to any Non-Kmart Borrower, any lease of any of its Projects to Guarantor shall terminate or Guarantor shall disavow its obligations under such lease or shall deny that it has any or further obligations thereunder; or

                 (i) With respect to any Non-Kmart Borrower, any APUC relating to any of its Projects shall terminate or Guarantor shall disavow its obligations under any such APUC or shall deny that it has any or further obligations thereunder;

then, and in any such event and at any time thereafter, the Documentation
Agent may and, at the direction of the Required Banks shall, take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Borrower or Borrowers as to which such Borrower Event of Default has occurred declare any Project Commitment for such Borrower to be terminated whereupon such Project Commitment shall forthwith terminate, and/or (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to such Borrower declare all sums then owing by such Borrower hereunder and under any Notes of such Borrower to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by such Borrower. In case of any occurrence of any event of default described in clause (e) or (f) of this Section 7.2, the Commitments in respect of such Borrower shall terminate and such Borrower's Loans and Notes, together with accrued interest thereon, shall automatically become due and payable forthwith, without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, any provision of this Agreement or the Notes to the contrary notwithstanding and all other amounts payable by such Borrower hereunder or under any Notes shall also become immediately due and payable all without notice of any kind.

         Anything in this Section 7.2 to the contrary notwithstanding, the Documentation Agent shall, at the request of the Required

Banks, rescind and annul any acceleration of such Borrower's Notes by written instrument filed with such Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on such Borrower's Notes and all other sums payable by such Borrower under this Agreement and the Notes (except any principal and interest on such Borrower's Loan Obligations which has become due and payable solely by reason of such acceleration pursuant to this Section 7.2) shall have been duly paid in full and (B) no other Borrower Event of Default shall have occurred and be continuing with respect to such Borrower which shall not have been waived pursuant to Section 9.1 hereof.

         Notwithstanding the foregoing, or anything else in this Agreement, any Notes or any other Loan Documents to which any Non-Kmart Borrower is a party, upon the occurrence of a Borrower Event of Default with respect to a Non-Kmart Borrower, the Banks, prior to exercising any rights or remedies against such Non-Kmart Borrower, shall first make demand upon the Guarantor under the Guaranty. Only in the event that the Guarantor shall fail to perform under the Guaranty within five (5) days of such demand shall the Banks and the Documentation Agent proceed to exercise rights or remedies under or otherwise enforce this Agreement, any Notes or any other Loan Documents to which such Non-Kmart Borrower is a party against such Non-Kmart Borrower, and in such case, notwithstanding anything in this Agreement, such Notes or such other Loan Documents to the contrary, such Non-Kmart Borrower's liability hereunder and thereunder shall be limited to the items of collateral which such Non-Kmart Borrower has assigned to, and/or in which such Non-Kmart Borrower has granted a security interest in favor of, the Documentation Agent, under and as provided in each Assignment executed by such Non-Kmart Borrower, and such Non-Kmart Borrower's obligations and liability to the Documentation Agent and the Banks under this Agreement, any Notes and any other Loan Documents shall be without recourse to any other property or assets of such Non-Kmart Borrower, its partners or stockholders (as applicable).

                                  ARTICLE VIII

                            THE DOCUMENTATION AGENT

In this Article VIII, the Banks agree among themselves as follows:

         Section 8.1 Appointment. The Banks hereby appoint BT as Documentation Agent to act as herein specified. Each Bank hereby irrevocably authorizes and each holder of any Note by the acceptance thereof shall be deemed irrevocably to authorize the Documentation Agent to take such action on its behalf under the provisions of the Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Banks as are consented to in writing by the Required Banks) and any other instruments, documents and agreements referred to therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Documentation Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Documentation Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

         Section 8.2 Nature of Duties. The Documentation Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Documentation Agent shall be mechanical and administrative in nature. Without limiting the effect of the foregoing sentence, the Documentation Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Documentation Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Bank shall make its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of each Borrower, and the Documentation Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Borrower, whether coming into its possession before making of the Loans or at any time or times thereafter provided, however, upon the request of any Bank, the Documentation Agent shall use reasonable efforts to provide to such Bank, copies of any information required to be furnished under Section 5.1 or 5.3 by any Borrower to the Documentation Agent and not to each Bank. The Documentation Agent will promptly notify each Bank at any time that the Required Banks have instructed it to act or refrain from acting pursuant to Article VII.

         Section 8.3 Rights, Exculpation, etc. Neither the Documentation Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Documentation Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or the financial condition of any Borrower. The Documentation Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any of the Notes or any of the other Loan Documents or the financial condition of any Borrower, or the existence or possible existence of any Unmatured Guarantor Event of

Default, Guarantor Event of Default, Unmatured Borrower Event of Default or Borrower Event of Default unless requested to do so by the Required Banks. The Documentation Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of any of the Loan Documents the Documentation Agent is permitted or required to take or to grant, and if such instructions are requested, the Documentation Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Documentation Agent as a result of the Documentation Agent acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Required Banks.

         Section 8.4 Reliance. The Documentation Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         Section 8.5 Indemnification. To the extent that the Documentation Agent is not reimbursed and indemnified by the Borrowers or the Guarantor, the Banks will reimburse and indemnify the Documentation Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Documentation Agent, acting pursuant hereto, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Documentation Agent under any of the Loan Documents, in proportion to each Bank's respective Pro Rata Share of the Total Commitment; provided, however, that no Bank shall be liable for any portion of such liabilites, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Documentation Agent's gross negligence or willfull misconduct. The obligations of the Banks under this Section 8.5 shall survive the payment in full of the Notes and the termination of this Agreement.

         Section 8.6 The Documentation Agent Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it and any Notes issued to or held by it, the Documentation Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank or holder of a Note. The terms "Banks" or "Required Banks" or

"holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Documentation Agent in its individual capacity as a Bank, one of the Required Banks or a holder of a Note. The Documentation Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Documentation Agent pursuant hereto.

         Section 8.7      Resignation by the Documentation Agent; Removal.

         (a) The Documentation Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days' prior written notice to the Borrowers, Guarantor and the Banks. Such resignation shall take effect upon the acceptance by a successor Documentation Agent of appointment pursuant to clauses (b) or (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Documentation Agent which, provided no Guarantor Event of Default then exists, shall be reasonably satisfactory to the Guarantor and shall be an incorporated bank or trust company.

         (c) If a successor Documentation Agent shall not have been so appointed within said fifteen (15) Business Day period, the Documentation Agent, with the consent of Guarantor, shall then appoint a successor Documentation Agent who shall serve as Documentation Agent until such time, if any, as the Required Banks, with the consent of the Guarantor, appoint a successor Documentation Agent as provided above.

         (d) If no successor Documentation Agent has been appointed pursuant to clause (b) or (c) by the 30th day after the date such notice of resignation was given by the Documentation Agent, the Documentation Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Documentation Agent hereunder until such time, if any, as the Required Banks, with the consent of the Guarantor, appoint a successor Documentation Agent as provided above.

         (e) The Documentation Agent may be removed from the performance of its functions and duties hereunder for cause (as defined herein) upon written notice received by the Documentation Agent from the Required Banks and the Guarantor. For purposes of this Section 8.7(e) "cause, shall mean gross negligence or willful misconduct by the Documentation Agent in the performance of its functions and duties hereunder.

                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Amendments and Waivers. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Borrower or any Subsidiary of any Borrower therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Banks; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of:

                 (i) changing the Commitment of any Bank hereunder;

                 (ii) reducing the rate or amount, or extending the stated maturity or due date, of any sum payable by any Borrower to any Bank hereunder or under any Loan Document;

                 (iii) changing this Section 9. 1 or the definitions of the terms "Reauired Banks" and "Pro Rata Share";

                 (iv) amend, waive, modify, release or terminate the Guaranty; or

                 (v) extend the Termination Date;

shall be effective unless the same shall be signed by or on behalf of each Bank hereunder; provided, further, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (i) increasing the duties or obligations of the Documentation Agent hereunder, (ii) increasing the standard of care or performance required on the part of the Documentation Agent hereunder, (iii) reducing or eliminating the fees, indemnities or immunities to which the Documentation Agent is entitled hereunder (including, without limitation, any amendment or modification of this Section 9.1), or (iv) amending any provision which requires action by all the Banks hereunder, shall be effective unless the same shall be signed by or on behalf of the Documentation Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by any Loan Document, no notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. The Documentation Agent will provide to Guarantor a copy of any proposed amendment, modification or waiver relating to this Agreement not less than three (3) Business Days prior to the anticipated date of execution thereof provided, however, that the failure of the Documentation Agent to provide such copy shall not affect the validity of the Guaranty or any amendment, modification or waiver otherwise properly executed.

         Section 9.2 Further Assurances. Each Borrower agrees to do such further acts and things and to execute and deliver to the Documentation Agent such additional assignments, agreements, powers and instruments, as the Documentation Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Documentation Agent its rights, powers and remedies hereunder.

         Section 9.3 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement, if by overnight or courier delivery service, on the day that such writing is delivered, if by telecopy, on the day that such writing is sent and if by mail, on the day which is four (4) Business Days after the day such writing is sent to the intended recipient thereof in accordance with the provisions of this
Section 9.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated below and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

         If to a particular, Borrower, at its address as set forth on the signature page hereto or on the most recent Additional Borrower Agreement executed by such Borrower.

         If to Bankers Trust Company, in its individual capacity and as Documentation Agent

                 Bankers Trust Company
                 Real Estate Finance Group, Floor 23W
                 280 Park Avenue
                 New York, New York 10017
                 Attention: Amy Sinensky
                 Tel.  No.: (212) 454-3515
                 Telecopier No.: (212) 454-3592

         With a copy to:

                 Winston & Strawn
                 35 West Wacker Drive
                 Chicago, Illinois 60601
                 Attention: Andrew H. Connor, Esq.
                 Tel.  No. (312) 558-5959
                 Telecopier No.: (312) 558-5700

         If to a particular Bank, at its address as set forth on the signature page hereto or in any notice of assignment delivered to each Borrower pursuant to Section 9.9(b) hereof.

         Each Borrower acknowledges and agrees that any agreement of the Documentation Agent and the Banks in Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of such Borrower. The Documentation Agent and the Banks shall be entitled to rely in good faith on the authority of any Person purporting to be a Person authorized by such Borrower to give such notice and the Documentation Agent and the Banks shall not have any liability to such Borrower or other Person on account of anv action taken or not taken by the Documentation Agent and the Banks in good faith reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Documentation Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Documentation Agent and the Banks of a confirmation which is at variance with the terms conveyed to the Documentation Agent and the Banks in the telephonic or facsimile notice.

         Section 9.4 No Waiver. No failure or delay on the part of the Documentation Agent or any Bank in exercising any right, power or remedy hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Documentation Agent or any Bank at law or in equity, or otherwise.

         Section 9.5 Costs and Expenses. Each Borrower agrees (without duplication), whether or not the transactions contemplated hereby shall be consummated, to:

         (a) pay or reimburse the Documentation Agent on demand for all costs and expenses incurred by the Documentation Agent in connection with the development preparation, delivery, administration (including the costs of recording each Assignment in the real estate records relating to the Project affected thereby), and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby including the Attorney Costs incurred by the Documentation Agent with respect thereto; provided, that the fees and expenses of outside counsel in connection with the preparation of this Agreement and the other Loan Documents shall be in accordance with a letter agreement dated August 30, 1994 from Winston & Strawn to the Documentation Agent; and provided, further, that the fees and expenses of counsel to the Documentation Agent which shall be payable by any Person becoming an additional Borrower after the date hereof solely with respect to such Person's so becoming an additional Borrower shall be limited to (x) a pro rata share of the fees and expenses of counsel to the Documentation Agent incurred in connection with negotiation and documentation of this Agreement and the other Loan Documents being executed in connection with the Initial Borrowing hereunder, and (y) the fees of such counsel incurred in connection with preparing the related Additional Borrower Agreement, Notes and other Loan Documents and reviewing the deliveries of such Person required hereunder in connection with such Person's becoming a Borrower hereunder, which fees shall not exceed $2,500, and the reasonable expenses of such counsel incurred in connection therewith;



     (b) pay or reimburse each Bank and the Documentation Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans or any Unmatured Guarantor Event of Default or Guarantor Event of Default) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Documentation Agent and any Bank; and



     (c) pay or reimburse the Documentation Agent on demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Documentation Agent in connection with the matters referred to under clause (b) of this Section 9.5.



     (d) Any portion of the foregoing fees, costs and expenses which remains unpaid at least ten (10) Business Days after the Documentation Agent's or any Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate applicable to Reference Rate Loans.



     Section 9.6 Indemnity. Each Borrower hereby agrees to indenify and hold harmless the Banks, the Documentation Agent, the Arrangers and each director, officer and employee of each of them (each, an "Indemnified Person") from and against any and all actions, suits, proceedings, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against any such Indemnified Person: (a) as a result of such Borrower's making any untrue statement of a material fact or omitting to state a material fact under or pursuant to the Contract Documents, or such Borrower's negligence under, or breach or default of, the Contract Documents; or (b) by any third party who has a relationship with Kmart Corporation or such Borrower and asserts in connection therewith that an Indemnified Person is liable to such third party by reason of the Contract Documents between such Borrower and the Banks, the Documentation Agent and/or the Arrangers; provided, that no Indemnified Person shall be indemnified with respect to such party's breach, default, negligence or bad faith in performing its duties and obligations under any of the Contract Documents. For purposes hereof, the term "Contract Documents" means the Loan Documents and any further agreements or instruments entered into pursuant to this Agreement. Any Indemnified Person seeking indemnification pursuant hereto with respect to a third party claim must give the applicable Borrower timely notice of any such claim and cooperate in the defense thereof, and such Borrower shall have the right to control the defense thereof and, if the same shall not involve any payment or performance by the Indemnified Person, settlement of such claim.



     Section 9.7 Marshalling; Payments Set Aside. Neither the Documentation Agent nor any Bank shall be under any obligation to marshall any assets in favor of any Borrower or any other Person or against or in payment of any or all Obligations. To the extent that any Borrower makes a payment or payments to the Documentation Agent or the Banks, or the Documentation Agent or the Banks enforce their Liens or exercise their rights of set-off against such Borrower, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied by such Borrower shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.



     Section 9.8 Successors and Assigns. Subject to Section 9.9 hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Documentation Agent and each Bank.



     Section 9.9   Assignments, Participations, Etc.

        (a) Any Bank may, with the written consent of the Guarantor and the Documentation Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more
Eligible Assignees (provided that no written consent of the Guarantor or the Documentation Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank or to any other
Bank) (each, an "Assignee") all, or any part of its Credit Exposure, provided that (i) it assigns its Credit Exposure in an amount not less than Ten Million Dollars ($10,000,000), and (ii) such Assignee pays to the Documentation
Agent an assignment fee of $3,000. Each Borrower and the Banks agree that to the extent of any assignment to an Assignee in accordance with the foregoing sentence, the Assignee shall be deemed to have the same rights and benefits with respect to each Borrower under this Agreement and any Notes and the same rights of set-off and obligation to share pursuant to Section 9.11 as it would have had if it were a Bank hereunder, provided that each Borrower and the Documentation Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Borrower and the Documentation Agent by the assignor Bank and the Assignee (accompanied, in the case of the Documentation Agent, by payment of the assignment fee).



     (b) Upon the assignment of Credit Exposure provided for hereby, the assignor Bank shall be relieved of its obligations hereunder to the extent of such assignment and the Assignee shall become a Bank hereunder. In the event that the holder of any Note (including any Bank) shall assign or transfer such Note as permitted hereby, or any part of the obligations evidenced thereby, the applicable Borrower shall, upon surrender of such Note, issue new Notes to reflect such transfer or assignment payable to the order of the relevant parties as their respective interests may appear; provided that such Borrower and the Documentation Agent shall be entitled to continue to deal solely and directly with the assignor holder of such Note in connection with the interests so assigned until written notice of such assignment shall have been given to such Borrower and the Documentation Agent by the assignor and the assignee of such Note or interest therein.



     (c) Each Bank may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Commitment and Loans made pursuant to this Agreement or any other interest of such Bank hereunder or under any Note (in respect of any Bank, its "Credit Exposure"), provided that, notwithstanding the foregoing, any Bank may at any time sell participating interests in all or a part of its Credit Exposure to any Affiliate of such Bank or to any other Bank. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement and each Borrower and the Documentation Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Guarantor Event of Default or Borrower Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such right of set-off shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 9.11. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3 and 3.5 with respect to its participation in the Loans outstanding from time to time, but only to the extent it would be entitled to the same if it were also a Bank which is an Eligible Assignee. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement or modification to the Agreement or any of the Loan Documents except to extend the final maturity of any Note or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release the Guaranty.



     (d) Each Bank and the Documentation Agent agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrowers provided to it by the Borrowers or by the Documentation Agent on any Borrower's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use or disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by a party to this Agreement, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the applicable Borrower known to the Bank; provided, further, that the Documentation Agent or any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Documentation Agent or such Bank is subject or in connection with an examination of the Documentation Agent or such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to the Documentation Agent's or such Bank's independent auditors and other professional advisors in the ordinary course of and within the scope of such advisors' engagements. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning any Borrower or its Subsidiaries which has been delivered to the Documentation Agent or the Banks by such Borrower in connection with the Banks' credit evaluation of such Borrower prior to entering into this Agreement; provided, that unless otherwise agreed by such Borrower, such Transferee or prospective Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder. Each Bank agrees that its obligations under this Section 9.9 shall survive any sale or assignment of its interests to a Transferee.



     (e) In the event that the holder of any Note (including any Bank) shall transfer such Note in accordance with the terms hereof, it shall immediately advise the Documentation Agent and the applicable Borrower of such transfer, and the Documentation Agent and the applicable Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Bank) unless and until Documentation Agent and such Borrower shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Bank shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Documentation Agent and the applicable Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer by each previous holder of such Note, and, except as expressly otherwise provided in such notice, the Documentation Agent and the applicable Borrower shall be entitled conclusively to assume that the transferee named in such notice shall thereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Bank named as the payee of the Note which is the subject of such transfer.


        Section 9.10 Confirmations. Each Borrower and each holder of any Note agree from time to time upon written request received by one from the other or from Guarantor, to confirm to the other or Guarantor, as the case may be, in writing (with a copy of each such confirmation to the Documentation Agent) the aggregate unpaid principal amount of any Loan Obligation then outstanding.



     Section 9.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if the Obligations of any Borrower shall have become due and payable in full, each Bank is authorized at any time and from time to time, without prior notice to such Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of such Borrower against any and all Obligations of such Borrower owing to such Bank, now or hereafter existing, irrespective of whether or not the Documentation Agent or such Bank shall have made demand under this Agreement or any Loan Document. Each Bank agrees promptly to notify the affected Borrower, Kmart Corporation and the Documentation Agent after any such set-off and application made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 9.11 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.



     Section 9.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall he deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Guarantor and the Documentation Agent.



     Section 9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.



     Section 9.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and lecal benefit of each Borrower, the Banks and the Documentation Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Documentation Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.



     Section 9.15 Governing Law and Jurisdiction.


     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH BORROWER, THE GUARANTOR, THE DOCUMENTATION AGENT, THE ARRANGERS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.



     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE GUARANTOR, THE DOCUMENTATION AGENT, THE ARRANGERS AND THE BANKS CONSENTS, FOR ITSELF AND IN

RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE GUARANTOR, THE DOCUMENTATION AGENT, THE ARRANGERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE GUARANTOR, THE DOCUMENTATION AGENT, THE ARRANGERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.



     Section 9.16 Waiver of Jury Trial. THE BORROWERS, THE GUARANTOR, THE BANKS, THE ARRANGERS AND THE DOCUMENTATION AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE GUARANTOR, THE BANKS, THE ARRANGERS AND THE DOCUMENTATION AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.



     Section 9.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement, and understanding among the Borrowers, the Guarantor, the Banks, and the Documentation Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.



     Section 9.l8 Borrower Termination. Any Borrower may, upon the delivery to the Documentation Agent of a Borrower Termination Agreement, cease to be a party hereto, if such Borrower's Obligations hereunder and all Notes evidencing the same have been paid in full and all Project Commitments with respect to such Borrower have been terminated; provided, however, that such Borrower's obligations under Sections 2.9, 9.4, 9.7, 9.14, and 9.15 shall survive the termination of such Borrower.



     Section 9.19 Headings. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 9.20 Termination of Existing Facilities. The Kmart Borrower and each Bank party to this Agreement which is also party to an Existing Facility hereby agree to terminate such Existing Facility effective upon the execution of this Agreement. The Kmart Borrower hereby agrees to pay any fees outstanding to any such Bank in connection with such Existing Facility as soon as practicable following invoice thereof by such Bank.



[BALANCE OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


ADDRESS FOR NOTICES                    KMART CORPORATION, as a Borrower
Kmart Corporation
3100 West Big Beaver Road              By:  James P. Churillo
Troy, MI 48084                             -------------------------------
Attn: Treasurer
Fax No.:   (810) 643-5398              Title: Vice President & Treasurer
Tel.  No.: (810) 643-1000                     ----------------------------


                                       BANKERS TRUST COMPANY,
ADDRESS FOR NOTICES                    as Documentation Agent
Bankers Trust Company
280 Park Avenue                        By:
Floor 23W                                  -------------------------------
New York, NY 10017
Attn:     Amy Sinensky                 Title:
Fax No.:   (212) 454-3592                     ----------------------------
Tel.  No.: (212) 454-3515





                                      -91-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



ADDRESS FOR NOTICES                  KMART CORPORATION, as a Borrower
Kmart Corporation
3100 West Big Beaver Road            By:
Troy, MI 48084                           ----------------------------
Attn: Treasurer
Fax No.:   (810) 643-5398            Title:
Tel.  No.: (810) 643-1000                   -------------------------


                                     BANKERS TRUST COMPANY,
ADDRESS FOR NOTICES                  as Documentation Agent
Bankers Trust Company
280 Park Avenue
Floor 23W                            By: Jeffrey M. Baevsky
New York, NY 10017                       ----------------------------
Attn:     Amy Sinensky
Fax No.:   (212) 454-3592            Title: Vice President
Tel.  No.: (212) 454-3515                   -------------------------

                     Banks Signatory to Credit Agreement


Banca Commerciale Italiana, Chicago
  Branch

Banca Nazionale del Lavoro S.p.A. -
  New York Branch

Bankers Trust Company

Bank of America National Trust and
  Savings Association

The Bank of California, N.A.

Bank of Hawaii

The Bank of New York

The Bank of Tokyo Trust Company

Barnett Bank of South Florida, N.A.

Caisse Nationale de Credit Agricole

Canadian Imperial Bank of Commerce

Comerica Bank

Credit Lyonnais Chicago Branch

Credit Lyonnais Cayman Island Branch

The Dai-Ichi Kangyo Bank, Ltd., Chicago
  Branch

The Daiwa Bank, Limited

Deutsche Bank AG, Chicago and/or Cayman
  Islands Branches

First Interstate Bank of California

The First National Bank of Boston

The First National Bank of Chicago

First Tennessee Bank
  National Association

Fleet Bank of Massachusetts, N.A.

The Fuji Bank, Limited

Istitutio Bancario San Paolo
  di Torino S.p.A.

The Long-Term Credit Bank of Japan, Ltd.
  Chicago Branch

Michigan National Bank

The Mitsubishi Trust and Banking Corp.

National City Bank, Columbus

NationsBank of North Carolina, N.A.

NBD Bank, N.A.

Royal Bank of Canada

The Sakura Bank, Limited

The Sanwa Bank, Limited, Chicago Branch

Shawmut Bank, N.A.

Societe Generale

Society National Bank

The Sumitomo Bank, Limited, Chicago
  Branch

The Tokai Bank, Ltd., Chicago Branch

UMB Bank, n.a.

Union Bank

Union Bank of Switzerland - Chicago
  Branch

United States National Bank of Oregon

Westdeutsche Landesbank Girozentrale
  New York and Cayman Islands Branches

Yasuda Trust and Banking Company, Limited

                                   EXHIBIT A
                     FORM OF ADDITIONAL BORROWER AGREEMENT
                                                        __________________, 19__


Bankers Trust Company,
   as Documentation Agent for the Banks
   parties to the Credit Agreement
   referred to below
Real Estate Finance Group, Floor 23W
280 Park Avenue
New York, New York 10017

Attention: ___________________________



Ladies and Gentlemen:

    Reference is hereby made to that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 (as the same may be amended, restated, modified or supplemented, the Credit Agreement") among the "Borrowers" (as defined therein), the "Banks" (as defined therein) and Bankers Trust Company, as Documentation Agent. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.



    The undersigned, ________________________________, a ________________
organized under the laws of the state of _________________________________ _______________________, desires to become a Borrower under the Credit Agreement, effective on and as of the date hereof. In consideration of the premises and of the mutual covenants contained in the Credit Agreement, the undersigned hereby acknowledges and agrees as follows:



        1. Upon execution and delivery of this Additional Borrower Agreement by the undersigned, the undersigned hereby confirms that all of the representations and warranties set forth in the Credit Agreement applicable to Non-Kmart Borrowers are true and correct as to the undersigned as of the date hereof.



        2. By the execution and delivery of this Additional Borrower Agreement by the undersigned, the undersigned hereby agrees to be bound by, and to comply with and perform, all of the covenants, terms and conditions as set forth in the Credit Agreement and the other Loan Documents from and after the date hereof in the same manner and to the same extent as if the undersigned were an original signatory party thereto.



        3. The undersigned acknowledges that it is a condition precedent to the effectiveness of this Additional Borrower Agreement that the Documentation Agent shall have received copies of such Organizational Documents, certificates, opinions and other documents as may be requested by the Documentation Agent with respect to the undersigned.

        4. Upon execution and delivery of this Additional Borrower Agreement by the undersigned, duly acknowledged by Kmart Corporation as Guarantor, and the acceptance hereby of the Documentation Agent, the undersigned shall be a Borrower under the Credit Agreement to the same extent as if the undersigned were an original signatory party thereto.



        5. The address to which all notices to the undersigned under the Credit Agreement should be directed is:

        _____________________________________________________________________

        _____________________________________________________________________

        _____________________________________________________________________



        6. This instrument shall be construed in accordance with and governed by the laws of the state of New York.



    Intending to be legally bound by the terms and conditions of the Credit Agreement and all of the other Loan Documents, the undersigned hereby executes and delivers this Additional Borrower Agreement.



                                       Very truly yours,

                                       (BORROWER]

                                       By: __________________________________

                                       Its: _________________________________

                  GUARANTOR ACKNOWLEDGEMENT AND REAFFIRMATION



    Kmart Corporation (the "Guarantor") hereby acknowledges and agrees that shall be an Eligible Borrower for purposes of the Credit Agreement and further acknowledges and agrees that the Guaranty, dated as of October ____, 1994 (the "Guaranty"), made by Kmart Corporation in favor of the Lenders (as defined therein) is in full force and effect and that the Guarantied Obligations (as such term is defined in the Guaranty) shall apply to and include all Loans made to such Borrower and all other Obligations of such Borrower. The Guarantor further acknowledges and agrees that all of its obligations under the Guaranty (including, without limitation, obligations pursuant to the preceding sentence) shall be valid and enforceable and shall not be impaired by the execution, delivery and effectiveness of this Additional Borrower Agreement and that the Guaranty shall remain in full force and effect and is hereby reaffirmed, confirmed and ratified in all respects as of the date hereof.



                                     KMART CORPORATION, a Michigan
                                     corporation



                                     By: _____________________________________
                                     Its: ____________________________________
                                     Dated: __________________________________


    Receipt of this Additional Borrower Agreement is hereby acknowledged on and as of the date hereof.





                                     BANKERS TRUST COMPANY, as
                                         Documentation Agent



                                    By: ______________________________________
                                    Its: _____________________________________
                                    Dated: ___________________________________

                        EXHIBIT B - FORM OF ASSIGNMENT

    This Assignment is made this ________ day of __________________, 199__
    by ________________________________, a ___________________________
    (hereinafter called the "Undersigned"), to Bankers Trust Company, a New York state banking corporation, as Documentation Agent under the Credit Agreement referred to below (the "Documentation Agent") for the benefit of the "Banks" (as defined below).



                              W I T N E S S E T H:

    WHEREAS, the Undersigned is a Borrower under that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 by and among the Undersigned, the other "Borrowers" thereunder, the financial institutions signatories thereto (the "Banks") and Bankers Trust Company, as the Documentation Agent (the same, as amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Credit Agreement") and, in connection therewith, the Undersigned desires to borrow funds thereunder with respect to that certain project located in ______________ and commonly known as _____________________________ and a legal description of which is set forth on Exhibit A attached hereto and made a part hereof
(the "Project") and has executed and delivered to the Documentation Agent that certain promissory note payable to the order of the Documentation Agent for the benefit of the Banks in the principal sum of ____________ Dollars ($______) (the "Note") evidencing the Loans to be made by the Banks with respect to the Project; and



    WHEREAS, it is a condition precedent to the obligations of the Banks to make the Loans to the Undersigned under the Credit Agreement that the Undersigned execute this Assignment in favor of the Documentation Agent for the benefit of the Banks for the purpose of securing the Note and the Loans evidenced thereby and the other obligations and indebtedness of the Undersigned under the Credit Agreement;



    NOW, THEREFORE, the Undersigned agrees as follows:

    1. Assignment and Grant of Security Interest. For and in consideration of these presents and the mutual agreements herein contained and as security to the Documentation Agent for the benefit of the Banks for the obligations of the Undersigned under the Note, the Credit Agreement and the other Loan Documents referred to therein, whether now existing or hereafter arising, the Undersigned does hereby sell, assign and transfer unto the Documentation Agent, for the benefit of the Banks, and grant to the Documentation Agent a lien on and security interest in:



Prepared by and upon recording return to:

_________________________________________
_________________________________________
_________________________________________
_________________________________________

                (a) All right, title and interest of the Undersigned in, to and under that certain [Agreement to Purchase Upon Completion] dated as of _____________, 199_ between the Undersigned and Kmart Corporation (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "APUC"), including, without limitation, the right of the Undersigned thereunder to require Kmart Corporation to purchase the Project, and all proceeds thereof; and

                (b) All the rents, issues and profits now due and which may hereafter become due by virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Project or any part thereof, which may have been heretofore or may be hereafter made or agreed to, including, without limitation, that certain [Lease] dated as of _________, 199_ between the Undersigned, as lessor and [Kmart Corporation or name of Kmart Subsidiary which is lessee], as lessee (the same, as amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Kmart Lease"), or which may be made or agreed to by the Documentation Agent under the powers herein granted, it being the intention hereby to establish an absolute transfer and assignment of all the rents, issues and profits from said leases and agreements, and all the avails thereof (including all amounts payable under the Kmart Lease), to the Documentation Agent for the benefit of the Banks, and the Undersigned does hereby appoint irrevocably the Documentation Agent its true and lawful attorney in its name and stead (with or without taking possession of the aforesaid premises), to rent, lease or let all or any portion of said premises to any party or parties at such rental and upon such term, in its discretion as it may determine, and to collect all of said avails, rents, issues and profits arising from or accruing any time hereafter, and all now due, or that may hereafter become due under each and all of the leases and agreements, written or verbal, or other tenancy existing or which may hereafter exist on said premises, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Documentation Agent would have upon taking possession of the said premises pursuant to the provisions hereinafter set forth.

Nothing herein contained shall be construed as constituting the Documentation Agent a "Mortgagee in Possession" in the absence of the taking of actual possession of the said premises by the Documentation Agent pursuant to the provisions hereinafter contained. In the exercise of the power herein granted the Documentation Agent, no liability shall be asserted or enforced against the Documentation Agent, all such liability being expressly waived and released by the Undersigned.

        2. Representations, Warranties and Covenants. (a) The Undersigned represents and warrants to the Documentation Agent and the Banks that a true and correct copy of each of the APUC and the Kmart Lease, as currently in effect, has been delivered to the Documentation Agent, and that the APUC and the Kmart Lease are each in full force and effect and no party to either thereof is in default thereunder. The Undersigned further represents, warrants and agrees that no rent has been or will be paid by any Person in possession of any portion of the above described Project for more than one installment in advance and that the payment of none of the rents to accrue for any portion of said Project has been or will be waived, released, reduced, or discounted, or otherwise discharged or compromised by the Undersigned. The Undersigned waives any right of set off against any Person in possession of any portion of the above described Project.



        (b) The Undersigned further agrees that it will not assign any of the rents or profits of the Project or any right to receive payments under the APUC or the Kmart Lease or with respect to the Project except pursuant hereto. The Undersigned further agrees that, without the prior written consent of the Documentation Agent:



                (i) the Undersigned will not enter into or consent to any modification of or amendment to the APUC or any lease, verbal or written, of all or any part of the Project;



                (ii) the Undersigned will not waive or otherwise relinquish any right of the Undersigned under the APUC or any lease, verbal or written, of all or any part of the Project;



                (iii) the Undersigned will duly perform on a timely basis each and every obligation of the Undersigned under the APUC and each lease, verbal or written, of all or any part of the Project;



                (iv) the Undersigned will promptly notify the Documentation Agent of the occurrence of any default by the Undersigned or any other party thereto under the APUC or any lease, verbal or written, of all or any part of the Project.



        (c) The Undersigned further agrees to assign and transfer to the Documentation Agent the rents, issues and profits from all future leases upon all or any part of the above described premises and to execute and deliver, immediately upon the request of the Documentation Agent, all such further assurances and assignment in the premises as the Documentation Agent shall from time to time require.



        (d) Although it is the intention of the parties that this Assignment shall be a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that the Documentation Agent shall not exercise any of the rights and powers conferred upon it herein, other than to receive directly the payment of all rents payable with respect to the Project and any purchase price proceeds under the APUC for application to the obligations of the Undersigned under the Credit Agreement and the Note, until and unless a default shall occur in the payment of interest or principal due under the Note or in the performance or observance of any of the terms or conditions or representations, warranties and covenants of the Undersigned in the Credit Agreement or any other instrument, document or agreement now or at any time securing said Note or the debt secured or evidenced thereby or by any extension thereof and nothing herein contained shall be deemed to affect or impair any rights which the Documentation Agent and the Banks may have under the Credit Agreement and the Note or any other such instrument, document or agreement.



        (e) In any case of occurrence of a Borrower Event of Default with respect to the Undersigned or a Guarantor Event of Default under the provisions of the above described Credit Agreement, whether before or after the entire principal sum secured hereby is declared to be immediately due, forthwith, upon demand of the Documentation Agent, the Undersigned agrees to surrender to the Documentation Agent and the Documentation Agent shall be entitled to take actual possession of, personally, or by its agents or attorneys, and Documentation Agent in its discretion may, with or without force and with or without process of law, take and maintain possession of all or any part of, the documents, books, records, papers and accounts of the Undersigned relating to the Project, and may exclude the Undersigned, its agents or servants, wholly therefrom and may as attorney in fact or agent of the Undersigned, or in its own name as Documentation Agent and under the powers herein granted, enforce all rights of the Undersigned in respect of the APUC and all leases and other rights assigned hereby, either personally or by its agents, with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of security of the avails, rents, issues, and profits of the premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress or rent, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to the Undersigned, and with full power to cancel or terminate any lease or sublease for any cause or on any ground which would entitle undersigned to cancel the same, to make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the above described Project that may seem judicious, in its discretion, and to receive all such avails, rents, issues and profits.



        (f) The Documentation Agent shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the APUC or any leases or rental agreements relating to said Project, and the Undersigned shall and does hereby agree to indemnify and hold the Documentation Agent harmless of and from any and all liability, loss or damage which it may or might incur under any leases or the APUC or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases or the APUC. Should the Documentation Agent incur any such liability, loss or damage, under said leases or the APUC or under or by reason of the assignment thereof, or in the defense of any claims or demands the Undersigned agrees to reimburse the Documentation Agent for the amount thereof, including reasonable Attorney Costs, immediately upon demand.

        (g) The Documentation Agent in the exercise of the rights and powers conferred upon it by this Assignment shall have full power to use and apply the avails, rents, issues and profits of the Project to the payment of or on account of the following, in such order as the Documentation Agent may determine:

                (i) To the payment of the operating expenses of said Project, including cost of management and leasing thereof (which shall include reasonable compensation to the Documentation Agent and its agent or agents, if management be delegated to an agent or agents, and it shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance;

                (ii) To the payment of taxes and special assessments now due or which may hereafter become due on said Project;

                (iii) To the payment of all repairs,, decorating, renewals, replacements, alterations, additions, or betterments, and improvements of said Project, including the cost from time to time of installing, replacing refrigeration and gas or electric stoves therein, and of placing said property in such condition as will, in the judgment of the Documentation Agent, make it readily rentable;

                (iv) To the payment of any indebtedness or other amounts owing under the Credit Agreement or the Note; and

                (v) Any excess, if any, after satisfaction in full of all of the foregoing shall be delivered to the Undersigned.

        3. Direction of Payments to Documentation Agent. The Undersigned does further specifically and irrevocably authorize and instruct each and every present and future lessee or tenant of the whole or any part of the above described premises, including, without limitation, [Kmart Corporation or name of Kmart Subsidiary which is lessee] to pay all rental agreed upon in any tenancy of the Project, and Kmart Corporation to pay all amounts payable under the APUC directly to the Documentation Agent, for the benefit of the Banks, for application as described above. The Undersigned agrees that, concurrently with the execution of this Assignment and from time to time hereafter as requested by the Documentation Agent, the Undersigned will give a written letter of direction to each lessee of the Project or any part thereof and to Kmart Corporation confirming that all payments under any leases of the Project or the APUC shall be paid directly to the Documentation Agent for application against the obligations of the Undersigned to the Banks and the Documentation Agent under the Note, the Credit Agreement and the other Loan Documents referred to therein.

           4. Remedies Not Exclusive. It is understood and agreed that the provisions set forth in this Assignment shall be deemed a special remedy given to the Documentation Agent, and shall not be deemed exclusive of any of the remedies granted in the above described Credit Agreement or the other Loan Documents described therein, but shall be deemed an additional remedy and shall be cumulative with the remedies therein granted.

           It is expressly understood that no judgment or decree which may be entered on any debt secured or intended to be secured hereby shall operate to abrogate or lessen the effect of this instrument, but that the same shall continue in full force and effect until the payment and discharge of any and all indebtedness secured hereby, in whatever form the said indebtedness may be and until the indebtedness secured hereby shall have been paid in full and all bills incurred by virtue of the authority herein contained have been fully paid out of rents, issues and profits of the property, or the Undersigned, or until such time as this instrument may be voluntarily released. This instrument shall also remain in full force and effect during the pendency of any foreclosure proceedings, both before and after sale, until the issuance of a deed pursuant to a foreclosure decree (unless all indebtedness secured by the mortgage pursuant to which foreclosure occurs is fully satisfied before the expiration of any period of redemption) .

           5.   Miscellaneous.

           (a) THIS ASSIGNMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS OF SAID STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

           (b) Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, in lieu of such prohibited or unenforceable provision, there shall automatically be deemed incorporated herein (without further act or deed by any party hereto) a provision as similar to such prohibited or unenforceable provision as possible and as shall be enforceable and not prohibited pursuant to applicable law.

           (c) No failure or delay on the part of the Documentation Agent in exercising any right, power or remedy under this Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Assignment are cumulative and are not exclusive of any remedies that may be available to the Documentation Agent or any Bank at law or in equity or otherwise.

           (d) Notwithstanding anything to the contrary contained herein, no amendment, modification, supplement, termination or waiver of or to any provision of this Assignment, nor consent to any departure by the Undersigned therefrom, shall be effective unless the same shall be consented to in writing by the Documentation Agent. Any amendment, modification or supplement of or to any provision of this Assignment, any waiver of any provision of this Assignment, and any consent to any departure by the Undersigned from the terms of any provision of this Assignment, shall be effective only in the specific instance and for the specific purpose for which made or given.

           (e) Except where notice is specifically required by this Assignment or by the Credit Agreement, no notice to or demand on the Undersigned in any case shall entitle the Undersigned to any other or further notice or demand in similar or other circumstances.

           (f) The Undersigned acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents in the form in which each was executed and delivered by the parties thereto, as in effect on the date hereof, and agrees that such copies constitute adequate notice of all matters contained therein and consents to the execution and delivery of such agreements and the performance of all transactions provided for or contemplated therein; provided that neither the Documentation Agent nor any Bank shall be obligated to furnish to the Undersigned any copies of any amendments, modifications or supplements or waivers with respect to the Credit Agreement or any of the other Loan Documents.

           (g) Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in accordance with the provisions of Section 9.3 of the Credit Agreement.

           (h) The Undersigned hereby irrevocably and unconditionally consents and submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York County in any action or proceeding arising out of or relating to this Assignment, and the Undersigned hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding brought against any of the Banks or the Documentation Agent in respect of this Assignment shall be brought in such United States Federal or New York State court. The Undersigned also irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to the Undersigned at its address specified pursuant to Section 9.3 of the Credit Agreement or by certified or registered mail directed to such address.

        (i) THE UNDERSIGNED AND THE DOCUMENTATION AGENT, BY ACCEPTANCE HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION UNDER OR COUNTERCLAIM RELATING TO THIS ASSIGNMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND THE UNDERSIGNED AND THE DOCUMENTATION AGENT, BY ACCEPTANCE HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR THAT IT OR ITS ASSETS IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. Nothing herein shall affect the right of the Documentation Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Undersigned in any other jurisdiction.

           (j) The Undersigned agrees to pay promptly on demand (i) all reasonable costs and expenses of the Documentation Agent in connection with the filing and recording of this Assignment and any other documents which may be delivered in connection with this Assignment, including, without limitation, the reasonable fees and expenses of Winston & Strawn, special counsel for the Documentation Agent, and any local counsel retained by the Documentation Agent, with respect thereto; and (ii) from and after the occurrence of any Guarantor Event of Default or Borrower Event of Default with respect to the Undersigned, all costs and expenses (including reasonable Attorney Costs) of the Documentation Agent in connection with (A) any and all amounts which Documentation Agent may incur relative to the curing of any default resulting from the acts or omissions of the Undersigned under this Assignment, (B) any amendment or modification of, or waiver under, this Assignment and (C) the enforcement of this Assignment and the preservation of the Documentation Agent's and the Banks' rights hereunder. The obligations of the Undersigned under this subsection shall survive the payment of the Undersigned's other obligations hereunder and under the Credit Agreement and the other Loan Documents and the termination of this Assignment.

           (k) Section and other headings used in this Assignment are for convenience only and shall not affect the construction of this Assignment.

           (l) Whenever the word "Undersigned" is mentioned herein, it is hereby understood that the same includes and shall be binding upon successors and assigns (including successors by consolidation) of the Undersigned, and any party or parties holding title to the above described Project by, through or under the Undersigned. All of the rights, powers, privileges and immunities herein granted and assigned to the Documentation Agent, for the benefit of the Banks, shall also inure to its successors and assigns.

           (m) Capitalized terms which are used herein and are not otherwise defined herein are used with the meanings given such terms in the Credit Agreement.

     IN WITNESS WHEREOF the Undersigned has executed and delivered
this instrument as of this         day of      , 199 .


                                  [NAME OF BORROWER)


                                  By:
                                  Its:

STATE OF                            )
                                    ) ss
COUNTY OF                           )


           I, the undersigned, a Notary Public in and for the State of
                        , hereby certify that on this    day of             ,
199_, personally appeared before me                              to me known
to be the individual described in and who executed the foregoing instrument
as                     of                                    , a             ,
and acknowledged that he signed and sealed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said company, for the uses and purposes therein mentioned.

Given under my hand and official seal the day and year first above written.

                                        ______________________________________
                                                     Notary Public

                                        My commission expires:

STATE OF                                 )
                                         ) ss
COUNTY OF                                )

        On this     day of               , 199 ,  before me, the undersigned, a
Notary Public in and for the State of             , personally appeared
              to me personally known, who, being duly sworn, did say that he executed and delivered the foregoing instrument as his free and voluntary act
and as the free and voluntary act of                               .

           IN TESTIMONY WHEREOF, I have hereunto set by hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                                             _________________________________
                                                        Notary Public


                                              My term expires:

                                   EXHIBIT A
                              (Legal Description)

                                   EXHIBIT C
                          FORM OF NOTICE OF BORROWING

                                                ______________________, 19_____
Bankers Trust Company
  as Documentation Agent
Real Estate Finance Group, Floor 23W
280 Park Avenue
New York, New York 10017
Attention:


Ladies and Gentlemen:

           Reference is hereby made to that certain warehouse Facility Credit Agreement dated as of October 7, 1994 (as the same may be amended, restated, modified or supplemented, the Credit Agreement") among the "Borrowers" (as defined therein) including the undersigned Borrower, the "Banks" (as defined therein) and Bankers Trust Company, as Documentation Agent. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

           Pursuant to Section 2.5(a) of the Credit Agreement, the undersigned Borrower ("Borrower") hereby gives notice that it desires to borrow an
aggregate principal amount of $           (the "Borrowing"). The Borrowing
(is] [is not] a Project Borrowing. [N.B. only Kmart Corporation may make Borrowings which are not Project Borrowings.]

[N.B. If the Borrowing is a Project Borrowing, include the following:] As a condition precedent to the Borrowing, Borrower hereby acknowledges that this Notice of Borrowing and acceptance by Borrower of proceeds of the Borrowing contemplated hereby constitute a representation and warranty that all applicable conditions with respect to the Borrowing requested hereby contained in Section 6.2 and in Section 6.3 the Credit Agreement have been satisfied.

           In order to induce Documentation Agent and each Bank to disburse proceeds of the Borrowing requested hereby, Borrower hereby further certifies, represents and warrants to Documentation Agent and each Bank as follows, which certifications, representations and warranties shall have the same force and effect as if made in the Credit Agreement:

1. The Project is completed in compliance in all material respects with all applicable building codes, zoning ordinances, environmental protection, health and safety laws and regulations and other laws, ordinances and regulations governing the construction, development, use and operation of the Project, and all required certificates of occupancy and other governmental approvals and permits relating thereto have been issued.

2. Payoff Letters from all existing lenders with respect to the Project have been provided to the Documentation Agent and a sufficient portion of the proceeds of the Borrowing shall be used by Borrower to repay such existing lenders and obtain releases of all liens of any of them with respect to the Project.

3. A current title report confirming that no Person other than the lenders referred to in 2 above has a lien of record with respect to the Project has been delivered to the Documentation Agent.

4. Borrower is currently maintaining insurance with respect to the Project in accordance with the requirements of the Credit Agreement.



                                          Very truly yours,

                                          [BORROWER]


                                          By:

                                          Its:

                                   EXHIBIT D

                   FORM OF NOTICE OF CONTINUATION/CONVERSION

                                                    ___________________, 19_____

Bankers Trust Company
  as Documentation Agent
Real Estate Finance Group, Floor 23W
280 Park Avenue
New York, New York 10017
Attention: __________________________


Ladies and Gentlemen:

        Reference is hereby made to that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 (as the same may be amended, restated, modified or supplemented, the Credit Agreement") among the "Borrowers" (as defined therein) including the undersigned Borrower, the "Banks" (as defined therein) and Bankers Trust Company, as Documentation Agent. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 2.6 of the Credit Agreement, the undersigned Kmart Corporation, as agent for the Borrower(s) identified below hereby gives notice irrevocably of the (conversion] (continuation] of the Loans specified herein:

         (1)     The [Conversion Date] [Continuation Date] is ________________,
         19__.

         (2) The aggregate amount of the Loans to be [converted] [continued] is $ ______________________. The Borrower(s) and separate amounts of such Loans are as follows:

                 [name(s) of Borrower(s) and amount(s) of Loan]

         (3) The Loans are to be [converted into] [continued as] [LIBOR] [CD Rate] [Reference Rate] Loans.

         (4) Unless the Loans are to be converted into Reference Rate Loans, the duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ________ [months] [days].

The undersigned hereby certifies that no Unmatured Guarantor Event of Default or Guarantor Event of Default, and no Unmatured Borrower Event of Default or Borrower Event of Default as to any Borrower of any Loan to be continued or converted hereby as a LIBOR

Loan or a CD Rate Loan, exists as of the date hereof and no such Unmatured Guarantor Event of Default, Unmatured Borrower Event of Default, Guarantor Event of Default or Borrower Event of Default will exist or shall result from such proposed Borrowing on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom.





                                           KMART CORPORATION,
                                                   as Agent for the Borrowers



                                           By:________________________

                                           Title:_____________________

                                   EXHIBIT E

                            FORM OF PROMISSORY NOTE


$___________________________                      ____________________, 199__
                                                  New York, New York


         FOR VALUE RECEIVED, ___________________________,  a
__________________________ ("Borrower"), promises to pay to the order of Bankers Trust Company, as Documentation Agent for the "Banks" (as defined in the Credit Agreement referred to below) ("Payee"), on or before the Termination Date (as defined in the Credit Agreement referred to below), the principal sum of___________________________________ Dollars ($_______________________).

         Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates, at the times and from the dates which shall be determined in accordance with the provisions of that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement") among the Borrower, certain other "Borrowers" named therein, the "Banks" named therein and Bankers Trust Company, as Documentation Agent. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Payee located at One Bankers Trust Plaza, New York, New York or at such other place as shall be designated in writing by Payee for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note in accordance with the terms of the Credit Agreement, Borrower shall be entitled to deem Payee, or such other Person who has been so identified by the transferor in writing to Borrower as the owner and holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all advances and principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any advance under or payment made on this Note shall not limit or otherwise affect the obligation of Borrower hereunder with respect to payments of principal or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note; provided, however, that in the event that the day on which payment relating to a LIBOR Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

         This Note is subject to mandatory prepayment as provided in subsection
2.12 of the Credit Agreement and to prepayment at the option of the Borrower as provided in subsection 2.11 of the Credit Agreement.

         The Credit Agreement and this Note shall be governed and shall be construed and enforced in accordance with the internal laws (as opposed to conflict of laws principles) and decisions of the State of New York.

         Upon the occurrence of a Guarantor Event of Default or occurrence of a Borrower Event of Default as to Borrower, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         Borrower promises to pay all costs and expenses, including reasonable Attorney Costs, all as provided in subsection 9.5 of the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind to the fullest extent permitted by law.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first written above.



                                        [NAME OF BORROWER]



                                        By:______________________________
                                        Its:_____________________________

                            TRANSACTIONS ON NOTE


                                                            Outstanding
          Type of         Amount of        Amount of         Principal
Date     Loan Made        Loan Made        Principal          Balance        Notation
Made     This Date        This Date      Paid This Date      This Date       Made By
----    -----------      -----------     --------------    ------------      --------

                                   EXHIBIT F



                           FORM OF ALLOCATION REQUEST


                                                     _________________, 19____


Bankers Trust Company
  as Documentation Agent
Real Estate Finance Group, Floor 23W
280 Park Avenue
New York New York 10017
Attention:


Ladies and Gentlemen:

         Reference is hereby made to that certain warehouse Facility Credit Agreement dated as of October 7, 1994 (as the same may be amended, restated, modified or supplemented, the Credit Agreement") among the "Borrowers" (as defined therein), including the undersigned Borrower, the "Banks" (as defined therein) and Bankers Trust Company, as Documentation Agent. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         This letter constitutes an Allocation Request pursuant to Section 2.3(a) of the Credit Agreement. [Subject to the terms of Section 2.3 of the Credit Agreement, the undersigned ("Borrower") hereby submits this Allocation Request with respect to that certain project located in commonly known as
(the "Project") . In accordance with Section 2.3 of the Credit Agreement, Borrower hereby requests that the aggregate amount of $ of the now Unallocated Total Commitment be allocated to the Project. Borrower hereby certifies that attached hereto are true and correct copies of Payoff Letters from each existing lender with respect to such Project and a title report with respect to such Project confirming that no Person other than such existing lenders have liens of record against such Project.]*/

         Also accompanying this Allocation Request is an initial Note executed by the undersigned Borrower, dated the date of the requested Borrowing, and payable to the order of the Documentation Agent for the benefit of the Banks in the amount of the (Project Commitment) [Non-Project Commitment) requested hereby.


*/ Delete if Kmart Borrower is requesting a Non-Project Commitment.

         Borrower hereby certifies that the representations and warranties contained in the Credit Agreement with respect to itself [and the Project] are true and correct in all material respects as of the date hereof as though made on and as of the date hereof and that no Guarantor Event of Default exists and no Borrower Event of Default with respect to the Borrower identified herein exists.



                                        Very truly yours,

                                        [BORROWER]


                                        By: ___________________________________

                                        Its:___________________________________



                **/ [GUARANTOR ACKNOWLEDGEMENT AND REAFFIRMATION



         Pursuant to the terms of Section 2.3 of the Credit Agreement, Kmart Corporation ("Guarantor") pursuant to that certain Guaranty dated as of October __, 1994 made by Guarantor in favor of the Lenders (as defined therein), hereby approves this Allocation Request in all respects. Guarantor further acknowledges and agrees that all of its obligations under the Guaranty (including, without limitation, obligations incurred in connection with Loans for the Project identified in this Allocation Request) shall be valid and enforceable and shall not be impaired by the execution, delivery and effectiveness of this Allocation Request; and further, that the Guaranty shall remain in full force and effect and is hereby reaffirmed, confirmed and ratified in all respects as of the date hereof.


                                        KMART CORPORATION, a Michigan
                                          corporation

                                        By:_____________________________________

                                        Its:___________________________________


**/ Delete if the Borrower is Kmart Corporation.

                                   EXHIBIT G

                     FORM OF NOTICE OF SWINGLINE BORROWING

                                                       ________________, 19____


Bankers Trust Company
  as Swingline Lender
  and Documentation Agent
Real Estate Finance Group, Floor 23W
280 Park Avenue
New York, New York 10017
Attention: ________________


Ladies and Gentlemen:

         Reference is hereby made to that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 (as the same may be amended, restated, modified or supplemented, the Credit Agreement") among the "Borrowers" (as defined therein) including the undersigned Borrower, the "Banks" (as defined therein) and Bankers Trust Company, as Swingline Lender and as Documentation Agent. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 2.1(c) of the Credit Agreement, the undersigned Borrower ("Borrower") hereby gives notice that it desires to borrow a Swingline
Loan in the principal amount of $________________ (the "Borrowing").    The
Borrowing [is] [is not] a Project Borrowing. [N.B. only Kmart Corporation may make Borrowings which are not Project Borrowings.]

         As a condition precedent to the Borrowing, Borrower hereby acknowledges that this Notice of Borrowing and acceptance by Borrower of proceeds of the Borrowing contemplated hereby constitute a representation and warranty that all applicable conditions with respect to the Borrowing requested hereby contained in Section 6.2 and in Section 6.3 the Credit Agreement have been satisfied.

[N.B. If the Borrowing is a Project Borrowing, include the following:] In order to induce Swingline Lender to disburse proceeds of the Borrowing requested hereby, Borrower hereby further certifies, represents and warrants as follows, which certifications, representations and warranties shall have the same force and effect as if made in the Credit Agreement:

1. The Project is completed in compliance in all material respects with all applicable building codes, zoning ordinances, environmental protection, health and safety laws and regulations and other laws, ordinances and regulations governing the construction, development, use and operation of the Project, and all required certificates of occupancy and other governmental approvals and permits relating thereto have been issued.

2. Payoff Letters from all existing lenders with respect to the Project have been provided to the Documentation Agent and a sufficient portion of the proceeds of the Borrowing shall be used by Borrower to repay such existing lenders and obtain releases of all liens of any of them with respect to the Project.

3. A current title report confirming that no Person other than the lenders referred to in 2 above has a lien of record with respect to the Project has been delivered to the Documentation Agent.

4. Borrower is currently maintaining insurance with respect to the Project in accordance with the requirements of the Credit Agreement.



                                        Very truly yours,

                                        [BORROWER]



                                        By: ___________________________________

                                        Its:___________________________________

                  SCHEDULE 4.2(c) -- CONSENTS AND APPROVALS


                None.

SCHEDULE 5.4(c)



EXISTING MORTGAGES, SECURITY INTEREST AND LIENS ON ASSETS OF KMART CORPORATION EXISTING ON THE CLOSING DATE


Liens/Security Interests/Mortgages on PACE properties

Current Mortgages existing on Kmart Corporation's properties as of September 21, 1994 was $336 million


Kmart Corporation has guaranteed indebtedness related to certain of its properties financed by industrial revenue bonds. At January 26, 1994, the total amount of such guaranteed indebtedness was $284 million, of which $92 million was included in capital lease obligations.